UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Select Medical Holdings Corporation
(Name of Registrant as Specified In Its Charter)

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4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the Select Medical Holdings Corporation 2016 Annual Meeting of Stockholders.

Date:	April 25, 2016
Time:	2:00 p.m. EDT
Place:	Kessler Institute for Rehabilitation 1199 Pleasant Valley Way West Orange, NJ 07052

        Only stockholders who owned stock of record at the close of business on February 29, 2016 can vote at this meeting or any adjournments that may take place.

        The purposes of the 2016 Annual Meeting are:

  (1)
  to elect three Class I directors, each for a term of three years or until their respective successors have been elected and qualified;

  (2)
  to hold a non-binding advisory vote on the compensation of our named executive officers;

  (3)
  to approve the Select Medical Holdings Corporation 2016 Equity Incentive Plan;

  (4)
  to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  (5)
  to transact any other business that may properly come before the meeting.

        We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

/s/ Michael E. Tarvin
Michael E. Tarvin
 Executive Vice President, General Counsel and Secretary

March 2, 2016

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
www.selectmedicalholdings.com

PROXY STATEMENT

        The Board of Directors of Select Medical Holdings Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on April 25, 2016, at 2:00 p.m. local time, including any adjournments or postponements thereof (the "Meeting" or "Annual Meeting"). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the "Notice"), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 2, 2016.

PROXY SOLICITATION AND VOTING INFORMATION

        Your vote is very important.    In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of the Company's proxy materials to each stockholder of record, the Company may furnish proxy materials including this Proxy Statement, the proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report") to the Company's stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

        You may revoke your proxy at any time before it is voted by written notice to the Executive Vice President, General Counsel and Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

        If you want to vote in person at the Annual Meeting and you hold shares of Company common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Who can vote?    Stockholders as of the close of business on February 29, 2016 are entitled to vote. On that day, 131,292,374 shares of common stock were outstanding and eligible to vote, and there were 108 registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania beginning April 15, 2015. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

        How does the Board of Directors recommend I vote?    The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR the approval of the Select Medical Holdings Corporation 2016 Equity Incentive Plan and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

        What shares are included in the proxy card?    Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.

        How do I vote by proxy?    Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.

        How are votes counted?    The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a majority vote, meaning the votes validly cast for such nominee's election exceeds the votes validly cast against such nominee's election in such election, in uncontested elections, abstentions and broker non-votes will not be counted as a vote cast either for or against such director's election. Because Proposals 2, 3 and 4 require for approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on these proposals.

        Who will count the vote?    The Company's Transfer Agent and Registrar, Computershare Inc., will tally the vote.

        Who is soliciting this proxy?    Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's common stock.

        What if I can't attend the meeting?    If you are unable to attend the meeting in person and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

 CORPORATE GOVERNANCE

        In accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Although the Company's non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Independence

        In 2015, the Board of Directors undertook a review of the independence of the Company's directors and considered whether any director has a material relationship with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. The Board of Directors has determined that five of the Company's nine current directors are "independent" as defined in the applicable listing standards of the New York Stock Exchange (the "NYSE"). The following directors were determined to be independent: Russell L. Carson, Bryan C. Cressey, James E. Dalton, Jr., James S. Ely III and Leopold Swergold.

        In making this determination, the Board of Directors considered the Company's investment in Concentra Group Holdings, LLC, a joint venture. A fund affiliated with Bryan C. Cressey and a separate fund affiliated with Russell L. Carson are also investors in Concentra Group Holdings, LLC, and Mr. Cressey currently serves on the board of directors of Concentra Group Holdings, LLC; however, the Board of Directors believes these are not material relationships with the Company and will not affect the ability of Messrs. Cressey and Carson to be independent from management.

Lead Director

        In 2015, the Board determined that it was in the best interests of the Company and its stockholders to designate an independent director to serve in a lead capacity (the "Lead Director"). The independent directors of the Board of Directors recommended Russell L. Carson to serve as Lead Director, and the Board of Directors elected Mr. Carson to that position. The Lead Director's responsibilities include, but are not limited to: (i) consulting with the Chairman of the Board of Directors to include on the agenda for Board of Directors meetings any matters requested by the Lead Director; (ii) presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman of the Board of Directors, including presiding over all executive sessions of the independent directors; (iii) serving as liaison between the Chairman of the Board of Directors and the independent directors; (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) having the authority to call meetings of the independent directors; (vi) coordinating the agenda for moderating sessions of the independent directors of the Board of Directors; and (vii) being available for direct communication from significant stockholders. The role and responsibility of the Lead Director is set forth in the Company's Amended and Restated Corporate Governance Guidelines, which can be found on the Company's website at www.selectmedicalholdings.com. Please note that none of the information on the Company's website is incorporated by reference in this Proxy Statement.

Meetings of the Board of Directors and Stockholders

        It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held seven meetings in fiscal year 2015. During fiscal year 2015, each of the current directors attended at least 75% of the meetings of the Board of Directors and the meetings of any committee of which they were a member. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. As described above under the heading "Lead Director", the Lead Director serves as the presiding director over such executive sessions. In addition, the Company's directors are expected to attend annual meetings of stockholders, and eight of the Company's directors who were serving as directors at the time of the 2015 annual meeting attended the 2015 annual meeting of stockholders.

Corporate Governance Matters

        The Board of Directors adopted corporate governance guidelines in September 2009, as amended from time to time, which can be found on the Company's website at www.selectmedicalholdings.com. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee. A director is expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets the Company's requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company's directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director's continuation on the Board of Directors every three years.

Majority Voting Standard and Director Resignation Policy

        In 2015, the Board of Directors approved an amendment to the Company's Amended and Restated Bylaws to change the voting standard for uncontested director elections from a plurality standard to a majority standard. The majority voting standard raises the standard for election to the Board of Directors by requiring affirmative votes from a majority of the votes cast in an uncontested election. In connection with the majority voting standard, the Board of Directors further approved a policy requiring candidates for the Board of Directors to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board of Directors acceptance of such resignation. Under the new bylaw, in a contested election, the plurality voting standard would still apply. An election of directors will be considered "contested" if, as of the record date for the applicable meeting of stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at such meeting. All other elections of directors will be considered "uncontested." The resignation policy of the Board of Directors is set forth in the Company's Amended and Restated Corporate Governance Guidelines, which can be found on the Company's website at www.selectmedicalholdings.com.

Communications with the Board of Directors

        If you would like to communicate with all of the Company's directors, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Board of Directors c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055. The Company's Secretary will forward such communication to each of the members of the Board of Directors.

        If you would like to communicate with the independent members of the Board of Directors, including the Lead Director, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Lead Director c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055. The Company's Secretary will forward such communication to the independent members of the Board of Directors.

Code of Conduct and Code of Ethics

        The Company is committed to ethical business practices. In 1998, Select Medical Corporation, the Company's wholly owned subsidiary ("Select"), voluntarily adopted a Code of Conduct. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company's compliance program. The Code of Conduct provides guidelines for principles and regulatory rules that are applicable to the Company's patient care and business activities. These guidelines are implemented by a compliance officer, a compliance committee, and employee education and training. The Company has also established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct's policies. This Code of Conduct applies to all of the Company's employees and directors. In September 2009, the Company adopted a Code of Ethics for Senior Financial Officers, which includes the code of ethics for the Company's principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company's website at www.selectmedicalholdings.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers for the Company's principal executive officer, principal financial officer and principal accounting officer will be disclosed on the Company's website promptly following the date of such amendment or waiver.

Board Leadership

        The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, since its inception, the Company has had separate individuals serve in those positions. The Company's Board of Directors is led by Robert A. Ortenzio as Executive Chairman and David S. Chernow as Chief Executive Officer. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Executive Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company's day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. Further, the Board of Directors believes that having the Executive Chairman serve dual roles as chairman of the Board of Directors and as an executive officer of the Company promotes information flow between management and the Board of Directors, effective decision making and an alignment of corporate strategy. Moreover, the Board of Directors believes that its other structural features, including five independent directors and seven non-management directors on a board consisting of nine directors, an independent director serving as Lead Director, regular meetings of independent directors in executive session and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company's management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Risk Oversight

        The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company's risks.

        While the Board of Directors is ultimately responsible for risk oversight, the Company's four board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company's policies for assessing and managing risk. The Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company's compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance. The Quality of Care and Patient Safety Committee assists the Board of Directors in the oversight and management of risk associated with the Company's policies and procedures relating to the delivery of quality medical care to patients.

Committees of the Board of Directors

        The Board of Directors currently has four standing committees. Charters for each of these committees can be found on the Company's website at www.selectmedicalholdings.com.

        Audit and Compliance Committee—The Audit and Compliance Committee is governed by a written charter adopted in February 2010. The primary responsibility of the Audit and Compliance Committee is to oversee the Company's financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of (i) the integrity of the Company's financial statements and financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the Company's internal audit function and independent auditors; (iv) the independent auditor's qualifications and independence; (v) the annual independent audit of the Company's financial statements; (vi) the selection and performance of the Company's compliance officer; (vii) the effectiveness of the structure and operations of the Company's compliance program; (viii) the Company's compliance with each of the Company's Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors; and (ix) the Company's compliance with applicable legal and regulatory requirements. In so doing, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company's management. A detailed list of the Audit and Compliance Committee's functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.

        The current members of the Audit and Compliance Committee are Messrs. Dalton, Ely and Swergold. The composition of the Audit and Compliance Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an "audit committee financial expert," as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that each of the Audit and Compliance Committee members qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. Also, each member of the Audit and Compliance Committee is independent, as independence for audit committee members is defined in the applicable NYSE listing standards. The Audit and Compliance Committee held six meetings during fiscal year 2015.

        Compensation Committee—The Compensation Committee is governed by a written charter adopted in May 2013. The Compensation Committee has overall responsibility for evaluating and approving the Company's executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Compensation Committee is also responsible for preparing the Compensation Discussion and Analysis report for inclusion in the Company's annual proxy statement filed with the SEC. The Compensation Committee charter is annually reviewed and ratified by the Compensation Committee and the Board of Directors.

        The current members of the Compensation Committee are Messrs. Cressey and Swergold, both of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Compensation Committee held five meetings during fiscal year 2015.

        Nominating and Corporate Governance Committee—The Nominating and Corporate Governance Committee is governed by a written charter adopted in February 2010. The Nominating and Corporate Governance Committee is appointed to (i) identify individuals qualified to serve on the Board of Directors and board committees; (ii) recommend to the Board of Directors nominees for election to the Board of Directors at annual meetings of stockholders; (iii) recommend to the Board of Directors nominees to serve on each of the board committees; (iv) lead the Board of Directors in its annual review of the performance of the Board of Directors and management; (v) monitor the Company's corporate governance structure; and (vi) develop and recommend to the Board of Directors any proposed changes to the Company's corporate governance guidelines. The Nominating and Corporate Governance Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating and Corporate Governance Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating and Corporate Governance Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating and Corporate Governance Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors' deliberations and decisions. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating and Corporate Governance Committee desires to maintain the Board of Directors' diversity through the consideration of factors such as education, skills and relevant professional experience. The Nominating and Corporate Governance Committee does not intend to nominate representational directors, but instead considers the entirety of each candidate's credentials in the context of these standards and the characteristics of the Board of Directors in its entirety. The Nominating and Corporate Governance Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating and Corporate Governance Committee has completed its review of a candidate's qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. The Nominating and Corporate Governance Committee charter is annually reviewed and ratified by the Nominating and Corporate Governance Committee and the Board of Directors.

        The Nominating and Corporate Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Secretary or Assistant Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (i) the name and address of the stockholder making the recommendations, (ii) a representation that the stockholder is a holder of record, which should include the number of shares presently held and how long the shares have been held, (iii) a description of any and all arrangements or understandings between the stockholder making the recommendation and the director candidate, and (iv) all information regarding the director candidate that is required to be included in a proxy solicitation for the election of directors.

        The current members of the Nominating and Corporate Governance Committee are Messrs. Dalton, Ely and Swergold, all of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee held three meetings during fiscal year 2015.

        Quality of Care and Patient Safety Committee—The Quality of Care and Patient Safety Committee is governed by a written charter adopted in May 2012. The Quality of Care and Patient Safety Committee is appointed to assist the Board of Directors in fulfilling its oversight responsibilities relating to the review of the Company's policies and procedures relating to the delivery of quality medical care to patients. The Quality of Care and Patient Safety Committee maintains communication between the Board of Directors and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of medical care provided and patient safety. The Quality of Care and Patient Safety Committee charter is annually reviewed and ratified by the Quality of Care and Patient Safety Committee and the Board of Directors.

        The current members of the Quality of Care and Patient Safety Committee are Messrs. Frist and Scully. The Quality of Care and Patient Safety Committee held four meetings during fiscal year 2015.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors is composed entirely of independent directors, and currently consists of Messrs. Cressey and Swergold. The Board of Directors has determined that Messrs. Cressey and Swergold are each independent under the NYSE listing standards currently in effect. The Compensation Committee administers the Company's executive and director compensation programs. The role of the Compensation Committee is to oversee the Company's compensation and benefit plans and policies, to administer the Company's equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the "named executive officers" or the "NEOs"). The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company's compensation structure with the Company's organizational objectives. The charter of the Compensation Committee authorizes the Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.

        The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers and directors, including the NEOs. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the charter of the Compensation Committee.

Compensation Consultant

        The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee did not engage a compensation consultant during the 2015, 2014, or 2013 fiscal years.

Role of Executive Officers

        At the request of the Compensation Committee, in 2015, Robert A. Ortenzio, the Company's Executive Chairman and Co-Founder, and David Chernow, the Company's President and Chief Executive Officer, participated in Compensation Committee meetings and recommended levels of compensation for the other NEOs. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. No other executive officers participate in determining or recommending the amount or form of executive compensation.

Compensation Committee Interlocks and Insider Participation

        No current member of the Compensation Committee is or has been at any time one of the Company's officers or employees. None of the Company's executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on the Compensation Committee's review and discussion with management, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

        Members of the Compensation Committee:

                      Bryan C. Cressey
                      Leopold Swergold

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company's Executive Compensation Policy

        Introduction.    This Compensation Discussion and Analysis ("CD&A") provides an overview of the Company's executive compensation program, together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2015 to the Company's Executive Chairman and Co-Founder, Vice Chairman and Co-Founder, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President, General Counsel and Secretary, as presented in the tables which follow this CD&A. This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company's compensation program and should not be understood to be statements of management's expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

        Compensation Philosophy.    The Company's compensation philosophy for NEOs is designed with the primary goals of rewarding the contributions of NEOs to the Company's financial performance and providing overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company's financial performance. The Company generally seeks to achieve its goals with respect to the NEOs' compensation by implementing and maintaining incentive plans for such executive officers that tie a substantial portion of each NEO's overall compensation to pre-determined financial goals relating to the Company's return on equity and earnings per share. The Compensation Committee also grants the NEOs restricted stock awards from time to time which, subject to limited exceptions, require the NEO's continued employment for a minimum of three years prior to vesting.

        Committee Process.    The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2015, the Compensation Committee met five times. The Compensation Committee's meeting agenda is normally established by the Company's Executive Chairman and Co-Founder in consultation with the chairman and members of the Compensation Committee. Members of the Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting's agenda, such materials may include financial reports regarding the Company's performance, reports on achievement of individual and Company objectives and information regarding the Company's compensation programs.

        The Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers' contributions to the Company's performance. Both members of the Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the NEOs, the Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors' goals and do not engage in benchmarking.

        Role of Executive Officers.    At the request of the Compensation Committee, in 2015, Robert A. Ortenzio, the Company's Executive Chairman and Co-Founder, and David Chernow, the Company's President and Chief Executive Officer, participated in Compensation Committee meetings and recommended levels of compensation for the other NEOs. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. No other executive officers participate in determining or recommending the amount or form of executive compensation.

Risk Assessment.

        The Compensation Committee meets periodically each fiscal year to review the Company's executive compensation policies and programs to ensure that they are appropriate. The Compensation Committee also determines each year whether incentive compensation will be awarded to the Company's non-executive employees. After considering the various forms of compensation paid to the Company's employees, the Compensation Committee has concluded that the Company's compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:

  •
  A majority of the Company's employees do not receive any performance-based compensation;

  •
  A significant portion of the compensation paid to the Company's employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company's performance;

  •
  The Company's bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. For example, the Company's Amended and Restated Executive Bonus Plan limits the amount of bonus compensation that participants may receive (regardless of how well the Company performs) and provides the Compensation Committee with the discretion to reduce the bonus awards otherwise payable to participants thereunder. In addition, the Company has adopted a compensation recoupment policy that allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the employee that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange; and

  •
  The Company's executive officers, currently own, and historically have owned, a significant percentage of the outstanding common stock of the Company. Additionally, each NEO is required to own a multiple of such NEO's base salary, as described below under the heading "Stock Ownership Guidelines." Such ownership interest reduces the incentive for the Company's executive officers to engage in actions designed to achieve only short-term results.

Consideration of Stockholder Advisory Vote on Executive Compensation

        In determining and approving the compensation of our NEOs, the Compensation Committee monitors the results of the Company's annual advisory vote on executive compensation. The Company's stockholders approved our executive compensation program at our last annual meeting (100,499,447 votes for approval, 21,287,539 votes against, 884,089 abstentions and 4,802,536 broker non-votes). Although this vote is non-binding, the Compensation Committee viewed this endorsement of our executive compensation decisions and policies as an additional factor supporting the Compensation Committee's conclusion that our existing approach to executive compensation has been successful for the Company.

Stock Ownership Guidelines

        In 2015, the Board of Directors approved a policy, by which the Company will require its NEOs to own a number of shares of the Company's common stock having a value equal to a multiple of their base salary as follows:

Multiple of Base Salary
Executive Chairman	3.0x
Vice Chairman	3.0x
Chief Executive Officer	3.0x
All Other Named Executive Officers	1.5x

        The guidelines are initially calculated using the executive's base salary as of the later of (i) October 28, 2015, the date the guidelines were adopted and (ii) the date of such executive's appointment to their position. The guidelines are re-calculated annually on December 31. Any newly appointed NEO will have three (3) years from the date of their appointment to their position to comply with these guidelines. Any NEO for whom the guideline changes, whether due to a change in position or otherwise, will have three (3) years from the date of such change to comply with the new guidelines for such NEO.

        In addition, the Company's non-employee directors will be required to own shares of the Company's common stock with a value of at least five (5) times the director's annual cash compensation (excluding meeting attendance fees). This represents a minimum guideline; ownership of the Company's stock beyond this level is encouraged. The guidelines are re-calculated annually on December 31. Any newly appointed director will have three (3) years from the date of his or her appointment to comply with these guidelines.

        In determining satisfaction of the required ownership guidelines, the calculation includes stock held directly by the executive officer or director or owned either jointly with, or separately by, his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer or director or his or her immediate family members and all restricted stock with time-based vesting, whether vested or unvested. Stock ownership does not include stock options, stock appreciation rights or the non-vested portion of any performance-based restricted stock.

        The Company believes that these guidelines ensure that NEOs and directors hold a sufficient amount of the Company's common stock to further strengthen the long-term link between the results achieved for the Company's stockholders and the compensation provided to the directors and NEOs. Further details of the Company's stock ownership requirements are set forth in the Company's Stock Ownership Guidelines, which can be found on the Company's website at www.selectmedicalholdings.com.

        Regardless of whether the applicable minimum ownership requirement has been met, each executive officer and director is prohibited from selling, assigning or otherwise transferring all shares received upon the exercise of any stock option or vesting of a time-based or performance-based restricted stock award for a one (1) year period beginning on the date the underlying stock option is exercised or the time-based or performance-based restricted stock award vests, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting

Anti-Hedging Policy

        In 2015, the Board of Directors adopted a policy to prohibit all employees and directors of the Company from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company's securities, including, but not limited to, any prepaid forward contracts, options, puts, calls, equity swaps, collars, other derivative instruments or any other similar type of financial transaction entered into for such purpose. Further details of the Company's anti-hedging policy, as well as other policies that govern the Company's employees and directors participation in securities transactions, are set forth in the Company's Amended and Restated Trading Policy, which can be found on the Company's website at www.selectmedicalholdings.com.

Compensation Recoupment Policy

        In 2015, the Board of Directors, in order to further align management's interests with the interests of stockholders and to support good governance practices, adopted a compensation recoupment policy that allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the employee that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange. In addition, the policy provides that, in the event of a material restatement of the Company's financial results, the Board of Directors may review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events leading to such restatement, including whether anyone responsible engaged in misconduct. Depending on the outcome of that review, appropriate action at the discretion of the Board of Directors could include actions such as termination, reducing compensation for the year the restatement was made, seeking repayment of any bonus received for the period restated or any gains realized as a result of exercising an option awarded for the period restated or canceling any equity compensation awarded for the period restated. Further details of the Company's compensation recoupment policy are set forth in the Company's Amended and Restated Corporate Governance Guidelines, which can be found on the Company's website at www.selectmedicalholdings.com.

        The Board of Directors approved amendments to the Company's equity incentive plans, form restricted stock award agreement and executive bonus plan to further clarify that award recipients are subject to compensation recoupment in accordance with the compensation recoupment policy described above.

Prohibition of Out of the Money Stock Option Buy-Outs

        In 2015, the Board of Directors approved amendments to the Company's equity incentive plans to clarify the Company's existing policy that prohibited the purchase of out of the money stock options for cash or the cancelling of out of the money options in exchange for new awards or the lowering of the exercise price of out of the money options without the prior approval of the Company's stockholders.

Elements of Compensation

        Executive compensation for any Company fiscal year generally consists of a combination of the following elements, each of which is discussed in further detail in the sections that follow:

  •
  Base Salary;

  •
  Annual Performance-Based Bonuses;

  •
  Equity Compensation;

  •
  Perquisites and Personal Benefits; and

  •
  General Benefits.

        In addition to the compensation components listed above, each of the NEOs is party to either an employment agreement or a change in control agreement with Select that provides for post-employment severance payments and benefits in the event of employment termination under certain circumstances.

        In determining the different elements of compensation to provide to the NEOs in any given year, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of NEO compensation for any given year in a manner designed to further its goals of rewarding strong financial performance, providing overall compensation opportunities that are sufficient to attract and retain highly skilled NEOs and ensuring that our NEOs' interests are aligned with those of our stockholders. This may result in the NEOs receiving all cash compensation in some years (through base salary and annual performance-based bonuses) and a combination of cash and equity compensation in other years (through base salary, annual performance-based bonuses and long-term equity awards).

Base Salary

        Base salaries are provided to the NEOs to compensate them for services rendered during the year. Consistent with the Company's philosophy of placing increasing emphasis on performance-based compensation, the Compensation Committee sets the base salaries for the NEOs at levels which it believes are competitive for the healthcare industry when combined with the Company's incentive programs. The Compensation Committee periodically reviews base salaries for the NEOs. Mr. Chernow's annual base salary increased from $775,000 to $800,000, effective February 18, 2015 and increased from $800,000 to $900,000, effective June 27, 2015. Mr. Chernow received a base salary increase to reflect his assumption of additional responsibilities upon the resignation of the former Executive Vice President and Chief Operating Officer, James J. Talalai. Mr. Jackson's annual base salary increased from $600,000 to $700,000, effective August 22, 2015. Mr. Jackson received a base salary increase to reflect his leadership in connection with the Company's investment in Concentra Group Holdings, LLC and his continued role in the operation and integration of Concentra. The annual base salary of the other NEOs remained unchanged during the 2015 fiscal year.

2015 Named Executive Officer Annual Performance-Based Bonuses

        Annual bonuses are included as part of the executive compensation program because the Compensation Committee believes that a significant portion of each NEO's compensation should be contingent on the Company's financial performance. Accordingly, the Company has historically maintained a bonus plan under which NEOs are eligible to receive annual bonuses based upon the achievement of specific pre-determined performance measures.

        For the 2015 fiscal year, each of the NEOs participated in the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan (the "Amended and Restated Executive Bonus Plan"), which was approved by the Company's stockholders at the 2013 Annual Meeting. The Amended and Restated Executive Bonus Plan was implemented to provide the Compensation Committee with the discretion to grant bonus compensation to the Company's NEOs that can qualify as "performance-based compensation" under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Compensation that qualifies as "performance-based compensation" is not subject to the $1 million cap on deductibility imposed by Section 162(m). The Compensation Committee retains the sole discretion to administer its annual bonus program in a manner that will allow bonuses to qualify as "performance-based compensation," and may choose to administer such program in a manner that does not allow bonuses to so qualify if it determines that doing so is appropriate. The Compensation Committee also retains discretion to grant bonus compensation to the NEOs and other employees of the Company outside of the Amended and Restated Executive Bonus Plan.

        Under the terms of the Amended and Restated Executive Bonus Plan, eligible employees, including the NEOs, may earn bonus compensation based on the achievement of pre-determined performance goals, such as earnings per share, return on equity, return on assets, sales, stock price and operating income. In connection with establishing the performance goals for each performance period, the Compensation Committee will determine the amount of bonus compensation that may be paid to participants upon the achievement of the relevant performance goals. The amount of any compensation paid under the terms of the Amended and Restated Executive Bonus Plan to a participant for any single fiscal year is limited to $4 million with respect to compensation that is intended to qualify as "performance-based compensation" under Section 162(m). In addition, the Compensation Committee may decrease each participant's bonus award under the Amended and Restated Executive Bonus Plan in its sole discretion. In the event that a participant earns a bonus under the Amended and Restated Executive Bonus Plan, such bonus will be paid either in cash or in shares of restricted stock under the Company's equity compensation plans.

        Consistent with prior years, NEO bonuses for the 2015 fiscal year were based on the Company's achievement of specified levels of earnings per share and return on equity. The Compensation Committee selected earnings per share and return on equity as the performance measures for 2015 bonuses because the Compensation Committee believes that each of these metrics is directly related to the creation of stockholder value. For 2015, the Compensation Committee established target and maximum earnings per share levels of $0.8900 and $0.9790, respectively, and established target and maximum return on equity levels of 14.60% and 15.33%, respectively.

        At its October 2014 meeting, the Compensation Committee established a performance matrix to calculate NEO bonuses for the 2015 fiscal year. The 2015 performance matrix used to calculate 2015 NEO bonuses is set forth below:

	Return on Equity
Earnings Per Share	14.31%	14.45%	14.60%	14.75%	14.89%	15.04%	15.18%	15.33%
$.8633	50%	60%	70%	80%	90%	100%	110%	120%
$.8722	60%	70%	80%	90%	100%	110%	120%	130%
$.8811	70%	80%	90%	100%	110%	120%	130%	140%
$.8900	80%	90%	100%	110%	120%	130%	140%	150%
$.8989	90%	100%	110%	120%	130%	140%	150%	160%
$.9078	100%	110%	120%	130%	140%	150%	160%	170%
$.9167	110%	120%	130%	140%	150%	160%	170%	180%
$.9256	120%	130%	140%	150%	160%	170%	180%	190%
$.9345	130%	140%	150%	160%	170%	180%	190%	200%
$.9434	140%	150%	160%	170%	180%	190%	200%	210%
$.9523	150%	160%	170%	180%	190%	200%	210%	220%
$.9612	160%	170%	180%	190%	200%	210%	220%	230%
$.9701	170%	180%	190%	200%	210%	220%	230%	240%
$.9790	180%	190%	200%	210%	220%	230%	240%	250%

        Pursuant to this performance matrix, if both threshold earnings per share ($0.8633) and threshold return on equity (14.31%) were not achieved, then no NEO would receive a bonus for the 2015 fiscal year. If, however, the threshold level of performance was achieved for both earnings per share and return on equity, then the NEOs would receive a bonus equal to the percentage of their target bonus that corresponds with the Company's actual earnings per share and return on equity, as set forth on the performance matrix. For example, if earnings per share was $0.8989 and return on equity was 14.75%, then each NEO would receive a bonus equal to 120% of his target bonus.

        For 2015, the target and maximum bonus opportunities for each of the NEOs is set forth in the table below (expressed as a percentage of the NEOs' rate of base salary in effect on December 31, 2015).

Named Executive Officer	Target Bonus	Maximum Bonus
David S. Chernow	100%	250.0%
Robert A. Ortenzio	100%	250.0%
Rocco A. Ortenzio	80%	200.0%
Martin F. Jackson	80%	200.0%
Michael E. Tarvin	80%	200.0%

        In determining the level of the Company's performance for purposes of awarding 2015 bonuses to the NEOs, the Compensation Committee, as required by the terms of the Amended and Restated Executive Bonus Plan, calculated the Company's return on equity and earnings per share. Accordingly, for 2015, after adjusting to exclude certain Concentra acquisition costs, the Company achieved adjusted earnings per share of $1.01 and the Company's adjusted return on equity was 15.43%. This resulted in 2015 bonuses equaling 250% of target for each NEO. Based on such performance, Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin received bonuses of $2,250,000, $2,487,500, $1,900,000, $1,400,000 and $970,000, respectively, as set forth in the "non-equity incentive plan compensation" column of the Summary Compensation Table.

Equity Compensation

        2015 Annual Awards.    At the 2011 Annual Meeting, the Company's stockholders approved the Select Medical Holdings Corporation 2011 Equity Incentive Plan (the "2011 Equity Plan"), which the Company currently maintains. The 2011 Equity Plan was established to provide certain employees of the Company and its subsidiaries (including the NEOs) with incentives to help align those employees' interests with the interests of the Company's stockholders. Awards under the 2011 Equity Plan may be in the form of restricted stock, non-qualified stock options and incentive stock options. In the event that the Company's stockholders approve the Select Medical Holdings Corporation 2016 Equity Incentive Plan, the Company will no longer issue awards under the 2011 Equity Plan.

        The Company previously maintained the Select Medical Holdings Corporation 2005 Equity Incentive Plan, as amended (the "2005 Equity Plan"). Other than the initial hire grant of restricted stock awarded to Mr. Chernow (as described below), all awards granted under the 2005 Equity Plan to the NEOs became fully vested on or before February 24, 2010. Following the approval of the 2011 Equity Plan, the Company terminated the 2005 Equity Plan with respect to the grant of new awards.

        On August 5, 2015, the Compensation Committee awarded each NEO restricted shares of common stock under the 2011 Equity Plan. The number of restricted shares awarded to each NEO is set forth in the table below. Such shares will vest in full on August 5, 2018, subject to the NEO's continued employment on such date. For all NEOs except Mr. Rocco A. Ortenzio, pro-rata vesting is provided in the event that a NEO's employment is terminated prior to August 5, 2018 due to death, disability or following a change in control. Information relating to the vesting of awards granted to Mr. Rocco A. Ortenzio is contained below under the heading "Award to Mr. Rocco A. Ortenzio."

Name of Executive	Shares of Restricted Stock Granted
David S. Chernow	200,000
Robert A. Ortenzio	200,000
Rocco A. Ortenzio	150,000
Martin F. Jackson	150,000
Michael E. Tarvin	100,000

        In making such restricted stock grants, the Compensation Committee believed that the annual long-term equity award opportunities for Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin were in line with the annual long-term equity award opportunities for their counterparts at comparable companies. Based on the foregoing, the Compensation Committee concluded that restricted stock awards for such NEOs were appropriate to ensure that they are adequately incentivized and that their long-term interests are properly aligned with those of our stockholders.

        Awards to Mr. Rocco A. Ortenzio.    On February 18, 2015, the Compensation Committee amended the terms of each of Mr. Rocco A. Ortenzio's restricted stock grants, to provide for full vesting upon the occurrence of a change of control or in the event that his employment is terminated by the Company for any reason other than for cause. All restricted stock grants awarded to Mr. Rocco A. Ortenzio, including the grant on August 5, 2015, provide for full vesting upon the occurrence of a change of control, in the event that his employment is terminated by the Company for any reason other than for cause and in the event of his death or disability. These terms are in consideration of Mr. Rocco A. Ortenzio's long term service to the Company as its Co-Founder.

        2015 Dividends.    On March 11, 2015, the Company paid a cash dividend of $0.10 on each outstanding share of Common Stock. Pursuant to the terms of the 2005 Equity Plan, such dividend was paid to each holder of unvested shares of restricted stock with respect to such shares. In addition, the 2011 Equity Plan was interpreted by the Compensation Committee to treat the payment of dividends on unvested shares of restricted stock in the same manner as under the 2005 Equity Plan. Accordingly, the NEOs received the following cash dividends on their unvested shares of restricted stock (in addition to any dividends received on other shares of common stock):

Name of Executive	Dividends Paid on Unvested Shares of Restricted Stock ($)
David S. Chernow	65,000
Robert A. Ortenzio	57,843
Rocco A. Ortenzio	30,000
Martin F. Jackson	17,500
Michael E. Tarvin	14,500

        In accordance with the terms of the 2005 Equity Plan and the 2011 Equity Plan, the cash dividends so received are not subject to any vesting or forfeiture requirements.

Perquisites and Other Personal Benefits

        The Company provides NEOs with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract and retain highly skilled NEOs. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

        Use of Company Aircraft.    The primary perquisite and personal benefit the NEOs are currently provided is the personal use of the Company's aircraft at the Company's expense. In recognition of their contributions to the Company in 2015, Messrs. Robert A. Ortenzio and Rocco A. Ortenzio were entitled to use the Company's aircraft for personal reasons and could be accompanied by friends and family members. Messrs. Robert A. Ortenzio and Rocco A. Ortenzio must recognize taxable compensation for the value of the personal use of the Company's aircraft by themselves and their friends and family members. In 2015, Messrs. Chernow, Jackson and Tarvin could use the Company's aircraft in connection with a personal emergency or bereavement matter with the prior approval of Mr. Robert A. Ortenzio or Mr. Rocco A. Ortenzio. In February 2016, the Board of Directors approved the use of the Company's aircraft by Mr. Chernow for travel between his personal residence and the Company's headquarters. In addition, Mr. Chernow may be accompanied by his spouse for such travel, as well as when using the Company's aircraft for business trips. Mr. Chernow must recognize taxable compensation for the value of the personal use of the Company's aircraft by himself and, when applicable, his spouse.

        Physical Examination.    The Company offers full reimbursement for the costs associated with an annual comprehensive physical exam for the NEOs, including travel and accommodations, so that a NEO who makes use of the Company's physical exam benefit can be evaluated and receive diagnostic and preventive medical care.

        Taxes.    As described below under the heading "Potential Payments Upon Termination or Change in Control," each NEO is entitled to a tax gross-up payment in the event that any change in control payments which they are entitled to receive constitute "excess parachute payments" within the meaning of Section 280G of the Code. The Company believes that this benefit is appropriate to ensure that, in the event of a potential change in control, the NEOs are focused on closing the change in control transaction and maximizing stockholder value. While these agreements will remain in effect, in 2015, the Board of Directors adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments.

        Attributed costs of the perquisites and personal benefits described above for the NEOs for the fiscal year ended December 31, 2015, are included in the "Summary Compensation Table," below.

General Benefits

        The NEOs are also eligible to participate in the Company's employee benefit plans, including group health and dental plans, short term and long term disability, life insurance (at an amount equal to 100% of base salary) and the Company's 401(k) plan on the same terms and conditions as those plans are available to the Company's employees generally.

Employment Agreements

        It is the Company's general philosophy that all of the Company's employees should be "at will" employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements and change in control agreements are appropriate.

        Mr. Chernow entered into an employment agreement with Select on September 13, 2010. Mr. Chernow's employment agreement provides for a three-year term which is automatically extended for successive one-year periods beginning on the third anniversary of the effective date of the employment agreement. Either Select or Mr. Chernow may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Chernow's employment agreement also prohibits him from, during employment and for the two-year period thereafter, (i) participating in any business that competes with Select or any of its affiliates within a 50 mile radius of any of Select's or its affiliates' facilities or the facilities of any customer in which or to whom Mr. Chernow provided services during the twelve-month period prior to his termination, and (ii) soliciting any of Select's or its affiliates' employees, clients or customers.

        Messrs. Robert A. Ortenzio and Rocco A. Ortenzio each entered into an employment agreement with Select on March 1, 2000. Each of these employment agreements provides for a three-year term which is automatically extended for an additional year on each anniversary of the effective date of the employment agreement, thereby causing the agreements to have a three-year term as of each anniversary of the effective date. Either Select or the executive may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. These employment agreements also prohibit the executives from (i) participating in any business that competes with Select or any of its affiliates within a 25 mile radius of any of Select's or its affiliates' hospitals or outpatient rehabilitation clinics during employment and for two years thereafter, and (ii) soliciting any of Select's employees for one year after the termination of his employment.

        The employment agreements for Messrs. Robert A. Ortenzio, Rocco A. Ortenzio and Chernow also provide for certain severance benefits in the event of a termination of employment, as described below under the section titled "Potential Payments upon Termination or Change in Control."

        Messrs. Jackson and Tarvin are employees at-will, and accordingly, elements of their annual compensation are subject to review and adjustment by the Compensation Committee. However, Messrs. Jackson and Tarvin are party to change in control agreements with Select that provide for severance upon their termination of employment in connection with a change in control, as described below in the section titled "Potential Payments upon Termination or Change in Control."

        The terms of each of these agreements, including the severance benefits that may be payable under these agreements, are described below more fully in the section titled "Potential Payments upon Termination or Change in Control."

David S. Chernow

        Select and Mr. Chernow entered into an employment agreement on September 13, 2010 in connection with his acceptance of the Company's offer of employment. Pursuant to the terms of his employment agreement, Mr. Chernow's annual base salary was initially set at $640,000, subject to adjustment by the Company. Mr. Chernow's base salary was adjusted by the Company to $775,000 effective January 1, 2015 and to $800,000 on February 18, 2015. Mr. Chernow is also eligible to receive bonus compensation, annual or otherwise, in an amount to be determined by the Board of Directors in its sole discretion. However, the Amended and Restated Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Chernow.

Robert A. Ortenzio

        Select and Mr. Robert A. Ortenzio, the Company's co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement, Mr. Robert A. Ortenzio's annual base salary was initially set at $800,000, subject to adjustment by the Company. Mr. Robert A. Ortenzio's annual base salary was subsequently adjusted upward by the Company on multiple occasions and was last adjusted to $995,000 effective January 1, 2012. Mr. Robert A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Amended and Restated Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Robert A. Ortenzio.

Rocco A. Ortenzio

        Select and Mr. Rocco A. Ortenzio, the Company's co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement, Mr. Rocco A. Ortenzio's annual base salary was initially set at $800,000, subject to adjustment by the Company. Mr. Rocco A. Ortenzio's annual base salary was subsequently adjusted upward by the Company on multiple occasions and was last adjusted to $950,000 effective January 1, 2012. Mr. Rocco A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Amended and Restated Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Rocco A. Ortenzio.

Tax and Accounting Considerations

        The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the chief executive officer or any one of the next three most highly compensated officers (other than the chief financial officer) reported in the "Summary Compensation Table" below. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and may structure compensation such that it is deductible if it determines that doing so is appropriate and consistent with the Company's executive compensation program. However, while the Compensation Committee is cognizant of the applicable requirements for qualified performance- based compensation, it may exercise its discretion to award compensation that does not meet such requirements when it considers it appropriate to do so.

        When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company's financial results. In particular, the Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.

Summary Compensation Table

        This Summary Compensation Table summarizes the total compensation earned by each NEO for each of the 2015, 2014 and 2013 fiscal years (except for Mr. Tarvin, who was not an NEO for fiscal years 2013 and 2014).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
David S. Chernow	2015	839,231	2,890,000		2,250,000		77,244	6,056,475
President and Chief Executive	2014	740,000	2,362,500		1,065,500		317,266	4,485,266
Officer	2013	740,000	—		947,200		284,776	1,971,976
Robert A. Ortenzio	2015	995,000	2,890,000		2,487,500		84,150	6,456,650
Executive Chairman and	2014	995,000	4,495,500	(4)	1,791,000		352,770	7,634,270
Co-Founder	2013	995,000	850,000		1,592,000	(5)	120,860	3,557,860
Rocco A. Ortenzio	2015	950,000	2,167,500		1,900,000		81,276	5,098,776
Vice Chairman and Co-Founder	2014	950,000	3,150,000		1,368,000		246,714	5,714,714
	2013	950,000	425,000		1,216,000		110,916	2,701,916
Martin F. Jackson	2015	634,616	2,167,500		1,400,000		26,854	4,228,970
Executive Vice President and	2014	600,000	1,575,000		864,000		70,436	3,109,436
Chief Financial Officer	2013	600,000	340,000		768,000		35,917	1,743,917
Michael E. Tarvin	2015	485,000	1,445,000		970,000		18,395	2,918,395
Executive Vice President, General Counsel and Secretary

(1)
The dollar amounts reported in this column represent the grant date fair value calculated according to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") of restricted stock awards granted in the applicable fiscal year. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718.

(2)
The amounts reported in this column for 2015 represent the bonuses earned by each NEO in respect of the 2015 fiscal year, as described above in the section titled "2015 Named Executive Officer Annual Performance-Based Bonuses." The amounts reported in this column for 2014 represent the bonuses earned by each NEO in respect of the 2014 fiscal year, and the amounts reported in this column for 2013 represent the bonuses earned by each NEO in respect of the 2013 fiscal year. All such bonuses were paid under the Company's Amended and Restated Executive Bonus Plan.

(3)
The items reported in this column for 2015 are described in the "All Other Compensation" table below.

(4)
This amount represents 50,000 restricted shares granted to Mr. Robert A. Ortenzio on February 19, 2014 in recognition of his promotion to the Executive Chairman position and 250,000 restricted shares granted to him on August 6, 2014, as part of his annual grant.

(5)
On February 19, 2014, the Compensation Committee resolved to pay Mr. Robert A. Ortenzio's bonus for 2013 in shares of restricted stock based on a closing stock price of $11.16 on such date. Mr. Robert A. Ortenzio was granted 142,652 shares of restricted stock, which will vest in equal annual installments over three years and will be fully vested on February 19, 2017, subject to his continued employment on the vesting date and subject to accelerated vesting upon a change in control.

All Other Compensation

Named Executive Officer	Year	401(k) Matching Contributions ($)	Personal Use of Aircraft ($)	Other Compensation ($)		Executive Physical ($)	Dividends Paid on Unvested Shares of Restricted Stock ($)	Total ($)
David S. Chernow	2015	3,975	2,817	—		5,452	65,000	77,244
Robert A. Ortenzio	2015	3,975	20,332	22,480	(1)	2,000	57,843	106,630
Rocco A. Ortenzio	2015	—	51,276	—		—	30,000	81,276
Martin F. Jackson	2015	3,975	—	—		5,379	17,500	26,854
Michael E. Tarvin	2015	3,895	—	—		—	14,500	18,395

(1)
Amount represents reimbursement to Mr. Robert A. Ortenzio for the Company's pro rata share of monthly management fees relating to the use of a private aviation service for business trips.

Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David S. Chernow	—	—	900,000	2,250,000	—	—
	08/05/2015	—	—	—	200,000	2,890,000
Robert A. Ortenzio	—	—	995,000	2,487,500	—	—
	08/05/2015	—	—	—	200,000	2,890,000
Rocco A. Ortenzio	—	—	760,000	1,900,000	—	—
	08/05/2015	—	—	—	150,000	2,167,500
Martin F. Jackson	—	—	560,000	1,400,000	—	—
	08/05/2015	—	—	—	150,000	2,167,500
Michael E. Tarvin	—	—	—	—	—	—
	08/05/2015	—	388,000	970,000	100,000	1,445,000

(1)
Amounts reported in these columns represent the target and maximum bonus opportunities for the NEOs with respect to the 2015 fiscal year. The actual bonuses earned by the NEOs in respect of the 2015 fiscal year are described above in the Section titled "2015 Named Executive Officer Performance-Based Bonuses."

(2)
The amounts reported in this column represent the restricted stock awards granted to the NEOs under the 2011 Equity Plan on August 5, 2015, as described above in the Section titled "Equity Compensation."

(3)
The amounts reported in this column represent the grant date value of the restricted stock awards granted to the NEOs under the 2011 Equity Plan on August 5, 2015, which equals the number of shares granted to the NEO, multiplied by the closing price of our common stock on the date of grant ($14.45).

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
David S. Chernow	08/05/2015	—	—	—	—	200,000	(2)	2,382,000
	08/06/2014	—	—	—	—	150,000	(3)	1,786,500
	09/13/2010	—	—	—	—	250,000	(4)	2,977,500
Robert A. Ortenzio	08/05/2015	—	—	—	—	200,000	(2)	2,382,000
	08/06/2014	—	—	—	—	250,000	(3)	2,977,500
	02/19/2014	—	—	—	—	33,333	(5)	396,996
	02/19/2014	—	—	—	—	95,101	(6)	1,132,653
	10/30/2013	—	—	—	—	100,000	(7)	1,191,000
Rocco A. Ortenzio	08/05/2015	—	—	—	—	150,000	(2)	1,786,500
	08/06/2014	—	—	—	—	200,000	(3)	2,382,000
	10/30/2013	—	—	—	—	50,000	(7)	595,500
Martin F. Jackson	08/05/2015	—	—	—	—	150,000	(2)	1,786,500
	08/06/2014	—	—	—	—	100,000	(3)	1,191,000
	10/30/2013	—	—	—	—	40,000	(7)	476,400
Michael E. Tarvin	08/05/2015	—	—	—	—	100,000	(2)	1,191,000
	08/06/2014	—	—	—	—	75,000	(3)	893,250
	10/30/2013	—	—	—	—	35,000	(7)	416,850

(1)
The September 13, 2010 stock award was granted to Mr. Chernow under the 2005 Equity Plan. All other stock awards were granted under the 2011 Equity Plan.

(2)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on August 5, 2018. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(3)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on August 6, 2017. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(4)
Subject to Mr. Chernow's employment on the vesting date, all of these shares of restricted stock will vest on September 13, 2016. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(5)
Subject to Mr. Robert A. Ortenzio's continued employment on the applicable vesting date, 16,667 shares vested on February 19, 2015 and 16,666 will vest on February 19, 2017. In addition, these shares of restricted stock are subject to accelerated vesting upon a change in control, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(6)
Subject to Mr. Robert A. Ortenzio's continued employment on the applicable vesting date, 47,550 shares vested on February 19, 2015 and 47,551 will vest on February 19, 2017. In addition, these shares of restricted stock are subject to accelerated vesting upon a change in control, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(7)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on October 30, 2016. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(8)
Represents the value of unvested shares of restricted stock as of December 31, 2015, based on the closing market price of our common stock on that date ($11.91 per share).

Option Exercises and Stock Vested

	Option Exercises and Stock Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David S. Chernow	—	—	250,000	3,060,000
Robert A. Ortenzio	—	—	164,218	2,029,694
Rocco A. Ortenzio	—	—	50,000	565,000
Martin F. Jackson	—	—	35,000	395,500
Michael E. Tarvin	—	—	35,000	395,500

(1)
This column represents the product of (x) the number of vested shares, multiplied by (y) the fair market value of one share on the vesting date.

Potential Payments upon Termination or Change in Control

        Each of our NEOs may be entitled to certain payments upon termination of employment or a change in control, as described below.

Termination of Employment Not in Connection with a Change in Control

        Pursuant to the employment agreements between Select and Messrs. Robert A. Ortenzio and Rocco A. Ortenzio, upon a termination of employment by Select without cause (other than due to death or disability) or by the executive officer for good reason, and except with respect to certain terminations in connection with a change in control (as described below), each such NEO is entitled to receive (i) immediate vesting of any unvested stock options outstanding prior to such termination of employment, (ii) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year) and (iii) an amount equal to the base salary he would have received over the remainder of the employment term had no such termination occurred, with such amount to be paid in installments for the remainder of the term of the executive's employment agreement, beginning on the six-month anniversary of such termination of employment. As a condition to receiving such payments, each such executive must execute a release of claims.

        Pursuant to the employment agreement between Select and Mr. Chernow, upon his termination by Select without cause (other than by reason of death or disability or in connection with a change in control), Mr. Chernow is entitled to receive twelve months of continued base salary, with such payments to begin on the Company's first payroll date of the seventh month following the date of such termination (provided that such first payment will include an amount equal to Mr. Chernow's base salary for the period from the date of such termination to the first regular payroll date of the seventh month following such termination). As a condition to receiving such payments, Mr. Chernow must execute a release of claims.

        The employment agreements also entitle Messrs. Robert A. Ortenzio and Rocco A. Ortenzio to receive salary continuation through insurance in the event of a termination of employment by reason of disability. Such salary continuation is at the rate of 100% of base salary for Mr. Rocco A. Ortenzio and 50% of base salary for Mr. Robert A. Ortenzio. In addition, such salary continuation is payable for a period of up to ten years, subject to earlier termination if the executive becomes physically able to resume employment in an occupation consistent with his education, training and experience.

        Pursuant to the restricted stock agreement entered into with Mr. Chernow on September 13, 2010, in the event that Mr. Chernow's employment terminates due to death or disability, a pro-rata portion of the next tranche of such restricted stock that is scheduled to vest will become vested and the remaining restricted stock will be forfeited. Pursuant to the restricted stock awards granted to Messrs. Robert A. Ortenzio, Jackson and Tarvin on each of August 5, 2015, August 6, 2014 and October 30, 2013 and to Mr. Chernow on each of August 5, 2015 and August 6, 2014, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability. All other unvested restricted stock held by the NEOs, other than Mr. Rocco A. Ortenzio, will be forfeited upon their termination of employment with the Company for any reason (except as otherwise provided below in the Section titled "Change in Control"). Pursuant to certain amendments to his restricted stock agreements, as described above under the heading "Awards to Mr. Rocco A. Ortenzio," each of the restricted stock awards granted to Mr. Rocco A. Ortenzio will become fully vested in the event that his employment is terminated due to death or disability or by the Company without cause.

        For purposes of the employment agreements, "cause" is generally defined as (i) the willful and continued failure of the executive to substantially perform his duties, (ii) the engaging by the executive in willful or reckless misconduct which is demonstrably and materially injurious to Select, or (iii) the conviction of the executive of a felony involving moral turpitude. In addition, "good reason" is generally defined as (i) the assignment to the executive of any duties inconsistent in any material respect with his position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, (ii) any failure by Select to comply with its duties to provide the executive with compensation and benefits, (iii) a requirement that the executive be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location or (iv) any failure by Select to cause its successor to assume its obligations under the employment agreement.

        Set forth in the table below are the amounts that would be payable to each of the NEOs upon termination of employment without cause, for good reason or due to death or disability, and not in connection with a change in control, assuming that such termination occurred on December 31, 2015.

	Without Cause			For Good Reason			Disability		Death
Name	Base Salary ($)	Pro- Rata Bonus ($)(1)	Equity Vesting Value ($)(2)	Base Salary ($)	Pro- Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)(3)	Equity Vesting Value ($)(4)	Equity Vesting Value ($)(4)
David S. Chernow	900,000	—	—	900,000	—	—	—	3,784,629	3,784,629
Robert A. Ortenzio	3,150,833	2,487,500	—	3,150,833	2,487,500	—	4,975,000	3,760,273	3,760,273
Rocco A. Ortenzio	3,008,333	1,900,000	4,764,000	3,008,333	1,900,000	—	9,500,000	4,764,000	4,764,000
Martin F. Jackson	—	—	—	—	—	—	—	1,141,871	1,141,871
Michael E. Tarvin	—	—	—	—	—	—	—	879,339	879,339

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2015, the amounts reported in this column reflect each such NEO's full bonus for the 2015 fiscal year.

(2)
With respect to Mr. Rocco A. Ortenzio, represents the value of 400,000 shares of restricted stock vesting on December 31, 2015, based on the closing price of the common stock on December 31, 2015 ($11.91).

(3)
The amount reported in this column represents the applicable amount of salary continuation payable over the ten-year period following the date of termination of employment for disability, subject to termination if the NEO becomes physically able to resume employment.

(4)
With respect to Messrs. Robert A. Ortenzio, Jackson and Tarvin, represents the value of 315,724, 95,875 and 73,832 shares of restricted stock, respectively, vesting on December 31, 2015, based on the closing price of the common stock on December 31, 2015 ($11.91). The number of shares of restricted stock vesting on such date is determined, with respect to each outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2015 and (y) the total number of days in the vesting period. With respect to Mr. Rocco A. Ortenzio, represents the value of 400,000 shares of restricted stock vesting on December 31, 2015, based on the closing price of the common stock on December 31, 2015 ($11.91). With respect to Mr. Chernow, represents (i) the value of 220,639 shares of restricted stock granted to him under his September 13, 2010 restricted stock award vesting on December 31, 2015, based on the closing price of the common stock on December 31, 2015 ($11.91), which is determined by multiplying the number of shares of restricted stock scheduled to vest at the next vesting date (250,000), by the ratio of (x) the number of days that elapsed from the date of grant through December 31, 2015 to (y) the number of days in such vesting period and (ii) the value of 97,080 shares of restricted stock vesting on December 31, 2015, based on the closing price of the common stock on December 31, 2015 ($11.91), which is determined by multiplying the number of shares of restricted stock granted to Mr. Chernow under his August 6, 2014 and August 5, 2015 restricted stock awards (of 150,000 and 200,000, respectively) by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2015 and (y) the total number of days in the vesting period.

Change in Control

        Mr. Chernow's employment agreement provides for change in control severance benefits if (i) within the one-year period immediately following a change in control, (1) Mr. Chernow's employment is terminated by Select without cause and other than for death or disability, (2) Mr. Chernow terminates his employment with Select for good reason, (3) Select reduces Mr. Chernow's compensation from that in effect immediately prior to the change in control, or (4) Select requires Mr. Chernow to relocate his principal place of employment to a location anywhere other than Select's principal executive offices in (or within 25 miles of) Mechanicsburg, Pennsylvania, or (ii) within the six-month period immediately preceding a change in control, Mr. Chernow's employment is terminated by Select other than for cause, death or disability and he reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of a termination of employment described in clause (i), Mr. Chernow is entitled to receive (1) a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years and (2) immediate vesting of all unvested stock options that were outstanding prior to such termination. In the event of a termination described in clause (ii), Mr. Chernow is entitled to receive an amount equal to his base salary plus bonus for the previous three completed calendar years, with such amount to be paid in equal installments on each of the Company's regular payroll dates over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed.

        Messrs. Robert A. Ortenzio's and Rocco A. Ortenzio's employment agreements provide for change in control severance benefits if (i) within the one-year period immediately following a change in control, such executive's employment is terminated by Select without cause or such executive terminates his employment for any reason, or (ii) within the six-month period immediately preceding a change in control, such executive's employment is terminated without cause and the terminated executive reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of such a termination of employment, such executives are entitled to receive (i) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year), (ii) an amount equal to his base salary and bonus for the previous three completed calendar years, with such amount to be paid in installments for the remainder of the term of such executive's employment agreement (provided that the first payment shall be made on the first regular payroll date of the seventh month following such termination and shall include the installments that would have otherwise been made during such period), and (iii) immediate vesting of all unvested stock options that were outstanding prior to such termination (with such vesting to occur immediately prior to such change in control).

        Select has entered into change in control agreements with Messrs. Jackson and Tarvin. These agreements provide that if (i) within a five-year period immediately following a change in control, (A) Select terminates the executive without cause, the executive terminates his employment because Select reduced his compensation from that in effect prior to the change in control or (B) Select relocates the executive's principal place of employment to a location more than 25 miles from Mechanicsburg, Pennsylvania, (ii) within the six-month period immediately following the change in control, the executive terminates his employment for good reason or (iii) within the six-month period immediately preceding the change in control, Select terminates the executive's employment without cause and he reasonably demonstrates that his termination by Select was at the request of a third party who took steps to effect the change in control, then Select is obligated to pay the executive, on the first day of the seventh month following such termination, a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. In addition, in the event of such a termination, all of the executive's stock options will become fully vested upon the later of such termination or change in control.

        Each of the restricted stock awards granted to Mr. Chernow on August 5, 2015 and August 6, 2014 and each of the restricted stock awards granted to Messrs. Robert A. Ortenzio, Jackson and Tarvin on August 5, 2015, August 6, 2014 and October 30, 2013 provide that a pro-rata portion of the restricted stock will vest in the event that any such NEO's employment is terminated following a change in control (as defined in the 2011 Equity Plan). All restricted stock awards granted to Mr. Rocco A. Ortenzio, the restricted stock awards granted to Mr. Robert A. Ortenzio on February 19, 2014 and the restricted stock award granted to Mr. Chernow on September 13, 2010 will become fully vested upon a change in control.

        In addition to the benefits described above, each NEO is entitled to receive a tax gross-up payment in the event that any change in control payments which he is entitled to receive constitute "excess parachute payments" within the meaning of Section 280G of the Code. The tax gross-up payment will equal the amount necessary to place the NEO in the same position as if no penalty under Section 4999 of the Code had been imposed on any of the change in control payments, including on the tax gross-up payment. As described above under the heading "Perquisites and Other Personal Benefits," while these agreements will remain in effect, in 2015, the Board of Directors adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments.

        For purposes of Mr. Chernow's employment agreement, a "change in control" is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company; (iii) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (iv) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.

        For purposes of the employment or change in control agreements with Messrs. Robert A. Ortenzio, Rocco A. Ortenzio, Jackson, and Tarvin, a "change in control" is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, the acquisition of at least 33% of the voting shares of the Company or Select; (iii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company or Select; (iv) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (v) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.

        For purposes of Messrs. Jackson's and Tarvin's change in control agreements, "cause" generally has the same meaning as set forth in the employment agreements for Messrs. Robert A. Ortenzio, Rocco A. Ortenzio and Chernow, as described above in this section. In addition, generally, each of Messrs. Jackson and Tarvin will have "good reason" to terminate their employment if (i) the executive makes a good faith determination that, as a result of a change in control, he is unable to perform his services effectively or there is any significant adverse change in his authority or responsibilities, as performed immediately prior to such change in control or (ii) Select's obligations under the change in control agreement are not assumed by the acquiring entity or any of its affiliates.

        Set forth in the table below are the amounts that would be payable to each of the NEOs upon the occurrence of a termination of employment in connection with a change in control, as described above in this section. In addition, the table below sets forth the amounts that would be payable to each of the NEOs upon the occurrence of a change in control. The amounts reported in the table below were calculated assuming that the relevant events occurred on December 31, 2015.

	Termination of Employment				Change in Control
Name	Cash Severance Payment ($)	Pro-Rata Bonus Payment ($)(1)	Equity Vesting Value ($)(2)	Tax Gross-Up Payment ($)	Equity Vesting Value ($)(3)	Tax Gross-Up Payment ($)
David S. Chernow	6,642,800	—	4,133,723	—	2,977,500	—
Robert A. Ortenzio	8,855,500	2,487,500	4,102,983	4,573,884	1,529,732	—
Rocco A. Ortenzio	7,334,000	1,900,000	4,764,000	3,866,448	4,764,000	—
Martin F. Jackson	4,932,000	—	1,141,871	1,872,878	—	—
Michael E. Tarvin	3,697,000	—	879,339	1,352,847	—	—

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2015, the amounts reported in this column reflect each such NEO's full bonus for the 2015 fiscal year.

(2)
With respect to Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin, represents the value of 347,080, 344,499, 400,000, 95,875 and 73,832 shares of restricted stock, respectively, vesting on December 31, 2015, based on the closing price of the common stock on December 31, 2015 ($11.91).

(3)
With respect to Messrs. Chernow, Robert A. Ortenzio and Rocco A. Ortenzio, represents the value of 250,000, 128,441 and 400,000 shares of restricted stock, respectively, vesting on December 31, 2015, based on the closing price of the common stock on December 31, 2015 ($11.91).

Director Compensation

        The Company pays director fees to its non-employee directors. All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or Board committees. In fiscal year 2015, non-employee directors received cash compensation in the amount of $18,000 per quarter. The non-employee directors also received $3,000 per Board meeting attended in person and $600 per Board meeting attended telephonically. In addition, non-employee directors received the following fees for their participation on committees of the Board:

Committee	Compensation for Meetings Attended in Person	Compensation for Meetings Attended Telephonically	Additional Compensation for Committee Chairman
Audit and Compliance Committee	$4,000 ($5,000 if held independent of a Board meeting)	$2,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
Quality of Care and Patient Safety Committee	$2,000 ($3,000 if held independent of a Board meeting)	$1,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
All Other Committees	$1,000 ($2,000 if held independent of a Board meeting)	$500	N/A

        Additional fees may be paid for service on other committees established by the Board of Directors from time to time.

Equity Awards

        The Company currently maintains the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (the "2005 Director Plan"). 75,000 shares of the Company's common stock are reserved for option awards under the 2005 Director Plan and 450,000 shares of the Company's common stock are reserved for restricted stock awards under the 2005 Director Plan. In the event that the Company's stockholders approve the Select Medical Holdings Corporation 2016 Equity Incentive Plan, the Company will no longer issue awards under the 2005 Director Plan.

        On August 5, 2015, the Compensation Committee granted 10,000 shares of restricted stock under the 2005 Director Plan to each of the Company's non-employee directors (except for Mr. Scully). Each grant of restricted stock vests in full on the first anniversary of the grant date.

Director Compensation Table

        The following table shows information concerning the compensation that the Company's non-employee directors earned during the fiscal year ended December 31, 2015. The quarterly retainers, committee-chair retainers and the attendance fees are payable in cash at the end of each quarter. Directors can elect in advance to have all or part of their quarterly retainer fees paid in fully-vested shares of the Company's common stock.

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	Total ($)
Russell L. Carson	85,200	144,500	229,700
Bryan C. Cressey	91,200	144,500	235,700
James E. Dalton, Jr.	120,800	144,500	265,300
James S. Ely III	109,800	144,500	254,300
William H. Frist	96,000	144,500	240,500
Thomas A. Scully	6,000	—	6,000
Leopold Swergold	116,800	144,500	261,300

(1)
Except for his service of the Quality of Care and Patient Safety Committee, Mr. Scully waived his right to receive cash compensation for his services on the Board during fiscal year 2015.

(2)
The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2015 fiscal year. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant ASC 718. As of December 31, 2015, the total number of outstanding stock and option awards for each director listed in the table above is set forth below:

Name	Shares Outstanding Subject to Unvested Stock Awards (#)	Shares Outstanding Subject to Option Awards (#)
Russell L. Carson	10,000	—
Bryan C. Cressey	18,500	—
James E. Dalton, Jr.	18,500	12,000
James S. Ely III	18,500	9,000
William H. Frist	18,500	—
Thomas A. Scully	0	—
Leopold Swergold	18,500	—

Form of Receipt of Director Fees

        The following table identifies for each non-employee director the portion of the dollar amount included in the "Fees Earned" column in the Director Compensation Table that is received in cash, and the portion of such dollar amount that is received in shares of the Company's common stock. The number of shares of the Company's common stock awarded is equal to the dollar amount of fees accruing each quarter divided by the closing price for a share of the Company's common stock on the trading day immediately preceding the Compensation Committee meeting following the end of the quarter for which fees were earned.

			Paid in Stock
Name	Fees Earned ($)	Paid in Cash	Number of Shares	Value
Russell L. Carson	85,200	85,200	—	—
Bryan C. Cressey	91,200	19,200	5,374	72,000
James E. Dalton, Jr.	120,800	48,800	5,374	72,000
James S. Ely III	109,800	55,800	4,145	54,000
William H. Frist	96,000	24,000	5,374	72,000
Thomas A. Scully	6,000	6,000	—	—
Leopold Swergold	116,800	80,800	2,687	36,000

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        The SEC's rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company's proxy statement and form of proxy/voting instruction card for the 2017 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC's rules, any such stockholder proposal intended to be included in the Company's 2017 Annual Meeting Proxy Statement must be received by the Company's Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company's 2016 Annual Meeting Proxy Statement, unless the date of the 2017 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2016 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company's 2017 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 2, 2016, which is 120 days prior to the anniversary date of the release of the 2016 Annual Meeting Proxy Statement.

        In addition, the Company's Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules. The Company's Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company's Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, this year being between December 26, 2016 and January 25, 2017; provided, however, that in the event that the date of the 2017 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the 2016 Annual Meeting, the notice must be received not earlier than 120 days prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company's Amended and Restated Bylaws set forth certain informational requirements for stockholders' nominations of directors and other proposals.

        For any proposal that is not submitted for inclusion in the 2017 Proxy Statement but is instead sought to be presented directly at the 2017 Annual Meeting of Stockholders in accordance with the provisions of the Company's Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2017 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.

        Stockholders must send such proposals to: Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055.

 ELECTION OF DIRECTORS
PROPOSAL #1

        The Company's Amended and Restated Bylaws provide that the Company's business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company's Board of Directors is currently comprised of nine members. At the 2016 Annual Meeting, the stockholders will elect three Class I directors to hold office until the annual meeting of the stockholders in 2019 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the current Class I directors expires at the 2016 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Russell L. Carson, James S. Ely III and William H. Frist to serve as Class I directors. Each individual is currently serving as a Class I director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of Messrs. Carson, Ely and Frist. The three nominees will be elected if each receives affirmative votes from a majority of the votes cast for such nominee's election. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.

        The Board of Directors recommends voting "FOR" the nominees for Class I directors. Set forth below is information regarding each nominee for director.

Directors and Nominees

        The current members of the Board of Directors, including the nominees for Class I directors, together with certain information about them, are set forth below.

Name	Age	Director Since	Term Expires	Positions with the Company
Class I Directors
Russell L. Carson	72	2005	2016	Director
James S. Ely III	58	2008	2016	Director
William H. Frist	64	2010	2016	Director
Class II Directors
Bryan C. Cressey	66	2005	2017	Director
Robert A. Ortenzio	58	2005	2017	Director, Executive Chairman and Co-Founder
Leopold Swergold	75	2005	2017	Director
Class III Directors
James E. Dalton, Jr.	73	2005	2018	Director
Rocco A. Ortenzio	83	2005	2018	Director, Vice Chairman and Co-Founder
Thomas A. Scully	58	2005	2018	Director

        Russell L. Carson has served as a director of Select since February 1997, and became a director of the Company on February 25, 2005. In 2015, the Board of Directors elected Mr. Carson to serve as Lead Director. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 16 institutionally funded limited partnerships with total capital of more than $20 billion and has invested in more than 200 companies. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978.

        James S. Ely III has served as a director of Select and the Company since November 2008. Mr. Ely founded PriCap Advisors LLC in 2009 and serves as its Chief Executive Officer. From 2001 to 2008, Mr. Ely served as a Managing Director in the Syndicated and Leveraged Finance group at J.P. Morgan Securities Inc.

From 1995 to 2000, Mr. Ely served as a Managing Director in the Global Syndicated Finance group of Chase Securities Inc. and its predecessor Chemical Securities Inc. Mr. Ely also serves as a director of Community Health Systems, Inc.

        William H. Frist has served as a director of Select and the Company since May 2010. Dr. Frist is a heart and lung transplant surgeon, former United States Senator from Tennessee from 1995 to 2007 and former United States Senate Majority Leader from 2002 to 2007. Dr. Frist has been a partner at Cressey & Company, L.P., a private investment firm focused on healthcare, since 2007. Dr. Frist is currently an Adjunct Professor of Surgery at Vanderbilt University and a Clinical Professor of Surgery at Meharry Medical College. Dr. First serves as Chairman of the Nashville-based global health organization, Hope Through Healing Hands. Dr. Frist is a Senior Fellow and Co-Chair of the Health Project at the Bipartisan Policy Center. He also serves on the boards of AECOM Technology Corporation, Teladoc, Inc., the Robert Wood Johnson Foundation and the Henry J. Kaiser Family Foundation. Mr. Frist previously served as a director of URS Corporation.

        Bryan C. Cressey has served as a director of Select since February 1997, and became a director of the Company on February 24, 2005. Mr. Cressey also currently serves on the board of directors of Concentra Group Holdings, LLC. He is a partner of Cressey & Company, which he founded in 2007. He is a managing partner of Thoma Cressey Bravo, which he co-founded in June 1998. Prior to that time he was a principal, partner and co-founder of Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. Mr. Cressey also serves as a director and chairman of Belden Inc. and several private companies and served as a director of Jazz Pharmaceuticals, Inc. from 2006 to 2012.

        Robert A. Ortenzio co-founded Select and has served as a director of Select since February 1997, and became a director of the Company in February 2005. On January 1, 2014, Mr. Ortenzio was appointed Select's Executive Chairman and Co-Founder of the Company. Mr. Ortenzio served as the Company's Chief Executive Officer from January 1, 2005 to December 31, 2013 and as Select's President and Chief Executive Officer from September 2001 to January 1, 2005. Mr. Ortenzio also served as Select's President and Chief Operating Officer from February 1997 to September 2001. Mr. Ortenzio also currently serves on the board of directors of Concentra Group Holdings, LLC. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation. Mr. Ortenzio is the son of Rocco A. Ortenzio, the Company's Vice Chairman and Co-Founder.

        Leopold Swergold served as a director of Select from May 2001 until February 24, 2005, and became a director of the Company in August 2005. In 1983, Mr. Swergold formed Swergold, Chefitz & Company, a healthcare investment banking firm. In 1989, Swergold, Chefitz & Company merged into Furman Selz, an investment banking firm, where Mr. Swergold served as Head of Healthcare Investment Banking and as a member of the board of directors. In 1997, Furman Selz was acquired by ING Groep N.V. of the Netherlands. From 1997 until 2004, Mr. Swergold was a Managing Director of ING Furman Selz Asset Management LLC, where he managed several healthcare investment funds. Mr. Swergold was a trustee of the Freer and Sackler Galleries at the Smithsonian Institution, and previously served as a director of Financial Federal Corp., formerly an NYSE listed company.

        James E. Dalton, Jr. served as a director of Select from December 2000 until February 24, 2005, and became a director of the Company in August 2005. From January 2006 until December 2012, Mr. Dalton was non-executive Chairman of Signature Hospital Corporation. From 2001 to 2007, Mr. Dalton served as President of Edinburgh Associates, Inc. Mr. Dalton served as President, Chief Executive Officer and as a director of Quorum Health Group, Inc. from May 1, 1990 until it was acquired by Triad Hospitals, Inc. in April 2001. Mr. Dalton served on the board of directors of US Oncology, Inc. until December 30, 2010. He serves as a Trustee for the Universal Health Realty Income Trust and the Harpeth Hall School. Mr. Dalton is a Life Fellow of the American College of Healthcare Executives.

        Rocco A. Ortenzio co-founded Select and served as Select's Chairman and Chief Executive Officer from February 1997 until September 2001. On January 1, 2014, Mr. Ortenzio was appointed Vice Chairman and Co-Founder of the Company. Mr. Ortenzio served as Select's Executive Chairman from September 2001 until December 2013, and Executive Chairman of the Company from February 2005 until December 2013. From February 1997 to September 2001, Mr. Ortenzio served as Select's Chief Executive Officer. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974. Mr. Ortenzio is the father of Robert A. Ortenzio, the Company's Executive Chairman and Co-Founder.

        Thomas A. Scully has served as a director since February 2004. Since January 1, 2004, he has served as Senior Counsel to the law firm of Alston & Bird and as a General Partner with Welsh, Carson Anderson & Stowe. From May 2001 to January 2004, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001. Mr. Scully also serves as a director of Universal American Corp.

Director Qualifications

        The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors' conclusion that each of the directors and nominees for director listed above should continue to serve as a director.

        Mr. Carson has extensive experience in managing investments in healthcare companies as a co-founder of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare industry companies. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Carson has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Carson's experience in overseeing the management of healthcare industry companies gives him the insight to advise the Board of Directors on corporate governance and compensation matters.

        Mr. Cressey has extensive experience in managing investments in healthcare companies as a private equity investor with a focus on investments in the healthcare industry. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Cressey has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Cressey's experience in overseeing the management of healthcare industry companies gives him insight on corporate governance and compensation matters, which he utilizes in his role as a member of the Compensation Committee.

        Mr. Dalton has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Dalton has also served as Chief Executive Officer and a director of Quorum Health Group, Inc. and served on the boards of directors of various other healthcare companies, including Signature Hospital Corporation and US Oncology, Inc. Mr. Dalton draws on this experience while advising the Board of Directors on corporate governance matters within the healthcare industry. Additionally, Mr. Dalton utilizes his experience overseeing the finance and accounting systems of the companies he has managed in his service on the Audit and Compliance Committee.

        Mr. Ely brings to the Board of Directors a wealth of experience structuring and arranging syndicated loans and high yield issues in the healthcare sector during his service at financial services companies, including J.P. Morgan Securities Inc. He provides the Board of Directors with a thorough understanding of the capital markets, in particular with regard to companies in the healthcare industry. Mr. Ely's experience in financial services also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Audit and Compliance Committee.

        Dr. Frist brings to the Board of Directors over ten years of experience as a United States Senator. He provides the Board of Directors with insight into the federal healthcare regulations that affect the Company. In addition, Dr. Frist has extensive experience as a board certified heart and lung transplant surgeon, which allows him to bring to the Board of Directors the perspective of an experienced healthcare professional. Dr. Frist's service on the boards of directors of other healthcare organizations provides him with a wide range of experience in corporate governance matters, including those particular to companies in the healthcare industry, which he draws on in his service on the Board of Directors of the Company.

        Robert A. Ortenzio, as Executive Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 25 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in- depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.

        Rocco A. Ortenzio, as Vice Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over four decades of leadership experience in executive positions in healthcare companies, including Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio uses this experience to advise the Board of Directors on corporate governance matters. This experience also gives him significant leadership experience specific to healthcare companies, which he utilizes in his leadership of the Board of Directors.

        Mr. Scully brings to the Board of Directors his experience as a past Administrator of CMS, which allows him to provide the Board of Directors with valuable insight into the regulatory regime and requirements of the healthcare industry. In addition, Mr. Scully has experience in analyzing healthcare company investments as a general partner at Welsh, Carson, Anderson and Stowe and advising clients on healthcare related issues at the law firm of Alston & Bird. Mr. Scully utilizes this experience to advise the Board of Directors on healthcare related issues.

        Mr. Swergold brings to the Board of Directors over twenty-five years of experience at investment banking firms, during which he gained valuable insight into effective management of investments in the healthcare industry. Mr. Swergold utilizes this insight to advise the Board of Directors on financial and investment matters. Also, Mr. Swergold has significant experience with Select and the Company dating back to 2001, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Swergold also has significant experience in finance and accounting, which he uses in his service on the Audit and Compliance Committee.

 NON-BINDING ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #2

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 10 of this Proxy Statement. At the Company's annual meeting of stockholders held in April 2015, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms our stockholders' support of the Company's approach to executive compensation.

        The Company's goal for its executive compensation program is to reward the NEOs' contributions to the Company's financial performance and provide overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company's financial performance. The Company believes that it achieves these goals by (i) offering competitive base salaries to the NEOs, (ii) offering the NEOs participation in an annual incentive plan that provides for payouts only in the event that pre-determined financial targets are achieved, (iii) tying a substantial portion of each NEO's annual compensation directly to the Company's performance, and (iv) when appropriate to ensure that the NEOs have a sufficient ownership interest in the Company, granting equity-based awards with a multi-year vesting schedule (and subject to stock ownership guidelines).

        For a detailed description of the Company's financial results for fiscal year 2015, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Company believes that its executive compensation program has played an essential role in its continuing financial success by aligning the long-term interests of its NEOs with the long-term interests of its stockholders.

        The Board of Directors encourages the Company's stockholders to approve the following resolution (the "Executive Compensation Resolution"):

        "RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company's compensation programs and practices applicable to the NEOs.

        The Board of Directors recommends a vote "FOR" the approval of the Executive Compensation Resolution.

 APPROVAL OF THE SELECT MEDICAL HOLDINGS CORPORATION
2016 EQUITY INCENTIVE PLAN
PROPOSAL #3

        The Board of Directors has adopted, and recommends that the stockholders approve, the Select Medical Holdings Corporation 2016 Equity Incentive Plan (the "New Equity Plan") at the Annual Meeting. Subject to stockholder approval, it is proposed that the New Equity Plan will replace the 2005 Director Plan and the 2011 Equity Plan (the 2005 Director Plan and the 2011 Equity Plan, collectively, the "Old Equity Plans"). Following stockholder approval of the New Equity Plan, no further options or other awards will be granted under the Old Equity Plans; instead, new options and awards will be granted under the New Equity Plan. Any outstanding awards pursuant to the Old Equity Plans, or the 2005 Equity Plan, as of the date of stockholder approval of the New Equity Plan will not be affected by the New Equity Plan and will continue to be satisfied pursuant to the terms of the Old Equity Plans.

        The general purpose of the New Equity Plan is to provide an effective method of compensating employees, consultants and non-employee directors of the Company and its subsidiaries and to align these interests with those of the Company's stockholders. The New Equity Plan will accomplish these goals by allowing eligible employees, consultants and directors of the Company and its subsidiaries to receive awards of performance stock, performance stock units, restricted stock, restricted stock units, stock options, stock appreciation rights and other stock-based awards (collectively, "Awards"). If approved, the New Equity Plan will allow the Company to be able to grant Awards that are treated as "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code and are exempt from the $1 million deduction limits applicable to certain highly compensated executive officers (as described below under the heading "Summary of U.S. Federal Income Tax Consequences—Million Dollar Deduction Limit").

        The New Equity Plan will be administered by the Compensation Committee. All of the members of the Compensation Committee are independent under the listing standards of the NYSE. None of the members of the Compensation Committee receive additional compensation for administering the New Equity Plan.

Basis for Board of Directors' Adoption of the New Equity Plan

        Prior to adopting the New Equity Plan, the Compensation Committee and the Board of Directors considered the various aspects of the New Equity Plan, including the number of shares authorized under the New Equity Plan, the cost of issuing additional shares, the impact of share dilution on our existing stockholders and the central role of equity-based incentive compensation in the Company's executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, the Compensation Committee and the Board of Directors considered the number of shares remaining available for issuance under the Old Equity Plans. The Board of Directors' purpose in adopting the New Equity Plan was to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of the Company's executive compensation program.

        The New Equity Plan is intended to give the Company the flexibility to grant new Awards over the next several years to eligible employees, directors and consultants. Since the inception of the 2011 Equity Plan in 2011, we have granted a total of 4,514,652 out of 5,000,000 available shares for restricted stock awards (net of forfeitures) and 18,000 out of 2,500,000 available shares for option awards (net of forfeitures), and since the inception of the 2005 Director Plan in 2005, we have granted a total of 282,653 out of 450,000 available shares for restricted stock awards (net of forfeitures) and 63,000 out of 75,000 available shares for option awards (net of forfeitures). The New Equity Plan reserves a total of 7,100,000 shares for the issuance in respect of Awards of restricted stock, RSUs, performance stock and PSUs and other stock-based Awards (less any Awards of restricted stock granted under the Old Equity Plans from January 1, 2016 until the date our stockholders approve the New Equity Plan). As of February 29, 2016, 7,100,000 shares represents approximately 5.40% of the Company's common stock on a fully diluted basis. The increase in the number of shares available for awards of restricted stock, restricted stock units, performance stock, performance stock units and other stock-based awards above the number of shares available for awards of restricted stock under the Old Equity Plans as of December 31, 2015 represents approximately 4.91% of the Company's common stock on a fully diluted basis as of February 29, 2016. The New Equity Plan also reserves a total of 300,000 shares for the issuance in respect of Awards of options and SARs (less any Awards of options granted under the Old Equity Plans from January 1, 2016 until the date our stockholders approve the New

Equity Plan). As of February 29, 2016, 300,000 shares represents approximately 0.23% of the Company's common stock on a fully diluted basis. For the purposes of the calculations set forth in this paragraph, fully diluted basis was computed using the treasury stock method and includes all outstanding shares and stock options with a strike price equal to or less than the closing stock price of $9.79 per share on February 29, 2016. The treasury stock method is a method of recognizing the use of proceeds that could be obtained upon exercise of options by repurchasing common stock. We assumed that any proceeds would be used to repurchase common stock at the closing market price on February 29, 2016 of $9.79 per share.

        In addition, the number of shares available for issuance under the New Equity Plan in respect of performance stock, performance stock units, restricted stock, restricted stock units and other stock-based awards will be increased by the number of restricted stock awards granted under the Old Equity Plans or the 2005 Equity Plan that are cancelled, terminated, forfeited or lapse on or after January 1, 2016, and the number of shares available for issuance under the New Equity Plan in respect of stock options and stock appreciation rights will be increased by the number of stock options granted under the Old Equity Plans or the 2005 Equity Plan that are cancelled, terminated, forfeited or lapse on or after January 1, 2016. We note that the Old Equity Plans permit the issuance only of options and restricted stock. If the New Equity Plan is approved by stockholders, the Company will have the flexibility to grant equity-based incentive Awards at levels the Board of Directors and the Compensation Committee believe to be critical to motivating and rewarding the Company's service providers for their contributions to the success of the Company and the growth in the value of its stock.

        Based on the foregoing considerations, the Board of Directors concluded that it is in the best interests of the Company and its stockholders for its stockholders to approve the New Equity Plan. The Board of Directors determined that the costs to the Company's stockholders of approving the New Equity Plan would be outweighed by the benefits to be achieved by appropriately compensated and motivated employees. If the New Equity Plan is approved, the Board of Directors and the Compensation Committee will continue to monitor and evaluate the benefits and risks to the Company and its stockholders in granting the shares available for issuance under the New Equity Plan.

Best Practices

        The New Equity Plan includes a number of provisions that the Company believes will reinforce the alignment between the interests of the participants in the New Equity Plan and those of the Company's stockholders. These provisions include, but are not limited to, the following:

  •
  No Discounted Options or SARs.  Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

  •
  No Repricing, Replacement or Buy Back without Stockholder Approval.  The Company may not reprice, replace or buy back any out of the money stock option or out of the money SAR without stockholder approval.

  •
  Recoupment and Clawback.  Awards granted under the New Equity Plan (and all Shares acquired thereunder) are subject to mandatory repayment and clawback pursuant to the terms of the Company's corporate governance guidelines, and as may otherwise be required under any federal or state laws or listing requirements of any applicable securities exchange.

  •
  Share Ownership.  Awards granted under the New Equity Plan (and all Shares acquired thereunder) are subject to the holding periods set forth in the Company's stock ownership guidelines.

  •
  No Transferability.  No Award may be transferred, assigned, pledged or encumbered by a participant except pursuant to the laws of descent and distribution or as approved by the Compensation Committee for estate planning or charitable purposes.

  •
  No Evergreen Provision.  There is no "evergreen" feature pursuant to which the shares authorized for issuance under the New Equity Plan can be automatically replenished.

  •
  No Automatic Grants.  The New Equity Plan does not provide for "reload" or other automatic grants to participants.

  •
  No Tax Gross-Ups.  The New Equity Plan does not provide for any tax gross-ups to participants.

  •
  No Liberal Share Recycling.  Shares used to pay the exercise price or withholding taxes with respect to Awards granted under the New Equity Plan are not again available for grant under the New Equity Plan.

  •
  Code Section 162(m).  The New Equity Plan is designed to allow the granting of Awards that can satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, subject to the approval of the New Equity Plan by the Company's stockholders. Awards that satisfy these requirements are not subject to the $1 million limit on deductibility applicable to compensation paid to certain executives of the Company.

Outstanding Awards / Three Year Burn Rate

        The Company's "burn rate" is a measure of the speed at which the Company uses (or "burns") shares available for grant under the Company's equity compensation plans and shows the potential dilutive effect of equity grants on the Company's outstanding equity over the course of a year.

        The following table sets forth information regarding outstanding equity awards as of December 31, 2015 and excludes awards that may be settled only in cash. As of December 31, 2015, the only equity awards that were outstanding were stock options and restricted stock awards.

Unvested Shares of Restricted Stock	Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Contractual Term of Outstanding Options
3,816,934	738,260	$8.85	2.87

        The following table sets forth information regarding awards granted under the Old Equity Plans during the last three years, the burn rate for each of the last three years and the average burn rate over the period of the last three years, in each case, for stock-settled awards. Awards that are settled in cash are not included in this analysis. No performance-based equity awards vested during the last three years.

Year	Time-Based Restricted Stock Granted	Options Granted	All Other Awards Granted (excluding Options and Time-Based Restricted Stock)	Total Awards Granted	Weighted Average Number of Shares of Common Stock Outstanding(1)	Burn Rate(2)
2015	1,384,954	—	—	1,384,954	127,752,000.0108
2014	1,585,775	—	—	1,585,775	129,465,000.0122
2013	952,500	—	—	952,500	137,047,000.0070
3-Year Average	1,307,743	—	—	1,307,743	131,421,333.0100

(1)
Fully diluted weighted average number of shares outstanding, see Note 12 to the Consolidated Financial Statements included in the Annual Report.

(2)
The burn rate is calculated as all time-based restricted stock awards granted in a year, divided by the weighted average number of shares of Company stock outstanding. All award types are counted on a one-for-one basis and cash settled awards are excluded. During 2013, 2014 and 2015, the Company granted only time-based restricted stock awards, and no performance-based equity awards were settled during any such year.

        A summary of the New Equity Plan is provided below. This summary is qualified in its entirety by the full text of the New Equity Plan, a copy of which is attached to this Proxy Statement as Appendix A.

General

        The purpose of the New Equity Plan is to assist the Company and its subsidiaries in attracting and retaining valued employees, non-employee directors and consultants by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's shares by such employees, non-employee directors and consultants. Under the New Equity Plan, the Company may grant Awards in respect of its common stock, par value $0.001 per share ("Shares"), to employees and consultants of the Company and its subsidiaries, as well as non-employee members of the Board of

Directors, pursuant to option awards, stock appreciation rights ("SARs"), restricted stock awards, restricted stock unit awards ("RSUs"), performance stock awards, performance stock unit awards ("PSUs"), and other stock-based awards. The terms and conditions of grants under the New Equity Plan are governed by the provisions of the New Equity Plan and the agreements thereunder. The New Equity Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Eligibility

        Any employee or consultant of the Company and its subsidiaries, as well as any non-employee member of the Board of Directors, is eligible to receive Awards under the New Equity Plan. As of December 31, 2015, the Company employed approximately 41,000 people throughout the United States and had seven non-employee members of the Board of Directors.

Administration.

        The New Equity Plan will be administered by the Compensation Committee. The Compensation Committee will have full and final authority in its discretion to: (i) select the employees, non-employee directors and consultants who will receive Awards under the New Equity Plan, provided that Awards to non-employee directors will be subject to ratification by the full Board of Directors; (ii) determine the type or types of Awards to be granted to each participant; (iii) determine the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the New Equity Plan (including, but not limited to, restrictions as to vesting, performance goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award, waivers or accelerations thereof and waivers of or modifications to performance goals relating to an Award) and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, performance goals to which an Award is subject are satisfied; (vii) determine whether participants will be permitted to defer the settlement of certain Awards; (viii) correct any defect or supply any omission or reconcile any inconsistency in the New Equity Plan and Award agreements, and to adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments as, in its opinion, may be advisable; (ix) construe and interpret the New Equity Plan and Award agreements, and (x) make all other determinations as it may deem necessary or advisable for the administration of the New Equity Plan and Award agreements.

        The Compensation Committee may delegate some or all of its authority to any executive officer of the Company or any other person or persons designated by the Compensation Committee. However, the Compensation Committee may not delegate its authority to grant Awards to the following persons: (i) employees subject to the requirements of Rule 16b-3 of the Securities Exchange Act of 1934; (ii) "covered employees" within the meaning of Section 162(m) of the Code, (iii) employees who have been delegated authority under the preceding sentence, or (iv) members of the Board of Directors.

Shares Available Under the New Equity Plan

        The total number of Shares available for Awards of restricted stock, RSUs, performance stock and PSUs and other stock-based Awards under the New Equity Plan is 7,100,000. The total number of Shares available for Awards of options and SARs under the New Equity Plan is 300,000. The number of Shares available under the New Equity Plan for Awards of restricted stock, RSUs, performance stock and PSUs and other stock-based Awards shall be (i) reduced by the number of restricted stock awards granted under the Old Equity Plans from January 1, 2016 until the date the New Equity Plan receives stockholder approval and (ii) increased by the number of Shares underlying the portion of any restricted stock award granted under the Old Equity Plans or the 2005 Equity Plan that is cancelled, terminated, forfeited or lapses on or after January 1, 2016 without the issuance of Shares. The number of Shares available under the New Equity Plan for Awards of options and SARs shall be (i) reduced by the number of options and SARs granted under the Old Equity Plans from January 1, 2016 until the date the New Equity Plan receives stockholder approval and (ii) increased by the number of Shares underlying the portion of any option or SAR granted under the Old Equity Plans or the 2005 Equity Plan that is cancelled, terminated, forfeited or lapses on or after January 1, 2016 without the issuance of Shares. No more than 300,000 Shares issued under the New Equity Plan may be issued pursuant to the exercise of incentive stock options. Shares issued by the Company in connection with the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of Shares available for Awards under the New Equity Plan. No participant shall be eligible to receive, in any one calendar year, Awards with respect to more than 2,000,000 Shares. No non-employee director may be granted Awards covering more than 50,000 Shares in any one calendar year. Shares withheld from an Award or an award granted under any of the Old Equity Plans or the 2005 Equity Plan that are used to pay the exercise price or tax withholding obligations with respect to such Award or award will not become available for issuance under the New Equity Plan.

Awards—Generally

        Awards may be granted on the terms and conditions described below. In addition, the Compensation Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the New Equity Plan, as the Compensation Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of service of the participant. The right of a participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Compensation Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award agreement.

Awards—Performance Goals

        In the discretion of the Compensation Committee, the vesting, earning or settlement of any Award may be conditioned upon the achievement of specified performance goals that are substantially uncertain to be met during the applicable performance period at the time such goals are established. Performance goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department or function within the Company or a subsidiary. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. To the extent that an Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the vesting, earning and/or settlement of such Award shall be based on the achievement of one or more of the following performance goals: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including without limitation diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); revenue or revenue growth; net economic profit (which is operating earnings minus a charge to capital); net income or operating income; sales or sales growth; gross margin or direct margin; share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios such as return on equity or return on assets; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; implementation or completion of critical projects or related milestones; partnering or similar transactions; and any combination of any of the foregoing criteria.

        If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a subsidiary, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable, then the Compensation Committee may modify such performance goals and/or the related minimum, target, maximum and/or other acceptable levels of achievement as the Compensation Committee deems appropriate and equitable.

Awards—Types of Awards

        Options.    Options give a participant the right to purchase a specified number of Shares from the Company for a specified time period at a fixed exercise price. Options granted under the New Equity Plan may be either incentive stock options ("ISOs") or non-qualified stock options. The price at which Shares may be purchased upon exercise shall be determined by the Compensation Committee, but shall not be less than the fair market value of one Share on the date of grant, or, in the case of an ISO granted to a ten-percent stockholder, less than 110% of the fair market value of a Share on the date of grant. The Compensation Committee may grant options that have a term of up to ten years, or, in the case of an ISO granted to a ten-percent stockholder, five years. The Award agreement shall specify the exercise price, term, vesting requirements, including any performance goals, and any other terms and conditions applicable to the granted option.

        Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, upon a participant's termination of service, the unvested portion of such participant's options generally will cease to vest and generally will be forfeited (with no compensation due to the participant) and the vested portion of such participant's options shall remain exercisable for a period of (i) 90 days in the event of a termination without cause, (ii) one year in the event of a termination due to death or disability and (iii) 90 days in the event of a participant's resignation; provided, however, no option shall be exercisable after its stated term has expired. All of a participant's options, whether or not vested, shall be forfeited immediately upon a termination for cause, with no compensation due to such participant.

        Stock Appreciation Rights.    A grant of a SAR entitles a participant to receive, upon exercise of the SAR, the excess of (i) the fair market value of one Share on the date of exercise, over (ii) the grant price of the SAR as determined by the Compensation Committee. No payment from the participant is required upon the exercise of a SAR. The Compensation Committee shall determine and specify in each Award agreement the number of SARs granted, the grant price of the SAR (which shall not be less than 100% of the fair market value of a Share on the date of grant), the time or times at which a SAR may be exercised in whole or in part, the method by which Shares will be delivered or deemed to be delivered to a participant, the term of the SAR (which shall not be greater than 10 years) and any other terms and conditions of the SAR.

        Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or other agreement with the Company or a subsidiary, upon a participant's termination of service, the unvested portion of such participant's SARs generally will cease to vest and generally will be forfeited (with no compensation due to the participant) and the vested portion of such participant's SARs shall remain exercisable for a period of (i) 90 days in the event of a termination without cause, (ii) one year in the event of a termination due to death or disability and (iii) 90 days in the event of a participant's resignation; provided, however, that no SAR shall be exercisable after its stated term has expired. All of a participant's SARs, whether or not vested, shall be forfeited immediately upon a termination for cause, with no compensation due to such participant.

        Restricted Stock.    An Award of restricted stock is a grant of a specified number of Shares, which shares are subject to forfeiture upon the happening of certain events during a specified restriction period. Each Award of restricted stock shall specify the duration of the restriction period, the conditions under which the Shares may be forfeited, and the amount, if any, the participant must pay to receive the Shares. During the restriction period, the participant shall have all of the rights of a stockholder with respect to the restricted stock, including to vote the shares of restricted stock and to receive dividends. However, dividends may, at the discretion of the Compensation Committee, be paid currently or subject to the same restrictions as the underlying stock (and the Compensation Committee may withhold cash dividends paid on restricted stock until the applicable restrictions have lapsed), provided that, dividends paid on unvested restricted stock that is subject to performance goals shall not be paid or released until the applicable performance goals have been achieved. Provided that the restrictions, including any applicable performance goals, on such Award have lapsed, and that the restricted stock subject to the Award has not previously been forfeited, Shares shall be released to the participant at the end of the restriction period.

        Unless otherwise provided in an Award agreement or an effective employment, consulting, severance, or similar agreement with the Company or a subsidiary, upon a participant's termination of service for any reason, the unvested portion of each Award of restricted stock granted generally will be forfeited with no compensation due the participant.

        Restricted Stock Units.    An RSU Award is a grant of the right to receive a payment in Shares or cash, or a combination thereof, equal to the fair market value of a Share on the expiration of the applicable restriction period. RSUs are solely a device for determining amounts to be paid to a participant, do not constitute Shares, and will not be treated as a trust fund of any kind. During the restriction period, the participant will have no rights as a stockholder with respect to any such Shares. Notwithstanding the previous sentence, the Compensation Committee may provide in an Award agreement that amounts equal to dividends declared during the restriction period on the Shares covered by the Award will be credited to the participant's account and settled in Shares at the same time as the RSUs to which such dividend equivalents relate. Awards of RSUs will be settled in Shares, unless otherwise provided in an Award agreement. Provided that the restrictions, including any applicable performance goals, on such Award have lapsed, the participant shall receive Shares covered by the Award at the end of the restriction period.

        Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, upon a participant's termination of service for any reason, the unvested portion of each Award of RSUs generally will be forfeited with no compensation due the participant.

        Performance Stock.    An Award of performance stock is a grant of a specified number of Shares to a participant, which Shares are conditional on the achievement of performance goals during a performance period and subject to forfeiture upon the occurrence of certain events during a restriction period. Each Award agreement shall specify the duration of the performance period and restriction period (if any), performance goals applicable to the performance stock, the conditions under which the performance stock may be forfeited, and the amount (if any) that the participant must pay to receive the performance stock. Provided that the restrictions, including any applicable performance goals, on such Award have lapsed, and that the performance stock subject to the Award has not previously been forfeited, Shares shall be released to the participant at the end of the performance period as specified in the Award agreement. Unless otherwise provided in an Award agreement, during the restriction period, the participant will have all the rights of a stockholder with respect to the performance stock, including, without limitation, the right to receive dividends and to vote with respect to the underlying Shares, provided that dividends shall be subject to the same restrictions (and performance goals) as the underlying performance stock and the Compensation Committee shall withhold any cash dividends paid on performance stock until the performance goals are achieved and restrictions applicable to such performance stock have lapsed.

        Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or other agreement with the Company or a subsidiary, upon a participant's termination of service for any reason, the unvested portion of each Award of performance stock generally will be forfeited with no compensation due the participant.

        Performance Stock Units.    A PSU Award is a grant of the right to receive a payment in Shares or cash, or a combination thereof, equal to the fair market value of a Share on the expiration of the applicable restriction period conditioned on the achievement of performance goals. PSUs are solely a device for determining amounts to be paid to a participant, do not constitute shares, and will not be treated as a trust fund of any kind. During such period, the participant will have no rights as a stockholder with respect to any such Shares. Notwithstanding the previous sentence, the Compensation Committee may provide in an Award agreement that amounts equal to dividends declared during the restriction period on the Shares covered by the Award will be credited to the participant's account and settled in cash or Shares at the same time or a different time (and subject to the same forfeiture restrictions and performance goals) as the PSUs to which such dividend equivalents relate. Provided that the participant is continuously employed from the grant date through the expiration of the restriction period, the vested portion of an Award of PSUs shall be settled in Shares or cash, as applicable, within 60 days after the expiration of the restriction period as specified in the applicable Award agreement.

        Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, upon a participant's termination of service for any reason, the unvested portion of each Award of PSUs generally will be forfeited with no compensation due the participant.

        Other Stock-Based Awards.    The Compensation Committee may grant, subject to applicable law, any other type of Award under the New Equity Plan that is payable in, or valued in whole or in part by reference to, Shares, and that is deemed by the Compensation Committee to be consistent with the purposes of the New Equity Plan, including, without limitation, fully vested shares and dividend equivalents.

Change in Control and other Corporate Transactions

        Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or other similar agreement with the Company or one of its subsidiaries, a change in control shall not, in and of itself, accelerate the vesting, settlement, or exercisability of outstanding Awards. Notwithstanding the foregoing and unless otherwise provided in an Award agreement or an effective employment, consulting or similar agreement with the Company or a subsidiary, if (i) the successor corporation (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable participant with respect to such Award, (ii) the securities of the Company or the successor corporation (or its direct or indirect parent) will not be publicly traded on a U.S. securities exchange immediately following such change in control or (iii) the change in control is not approved by a majority of the Board of Directors immediately prior to such change in control, then the Compensation Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such change in control); (b) with respect to any Awards that do not constitute "non-qualified deferred compensation" within the meaning of Section 409A of the Code, accelerate the settlement of such Awards upon such change in control; (c) with respect to Awards that constitute "non-qualified deferred compensation" within the meaning of Section 409A of the Code, terminate all such Awards and settle all such Awards for a cash payment equal to the fair market value of the Shares underlying such Awards less the amount the participant is required to pay for such Shares, if any, provided that (I) such change in control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Section 409A of the Code are terminated and liquidated within 30 days before or 12 months after such change in control; (d) cancel outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the Shares underlying the unexercised portion of the option or SAR as of the date of the change in control over the exercise price or grant price, as the case may be, of such portion, provided that any option or SAR with a per Share exercise price or grant price, as the case may be, that equals or exceeds the fair market value of one Share on the date of the change in control shall be cancelled with no payment due the participant; and (e) take such other actions as the Compensation Committee deems appropriate.

        Unless provided otherwise in an Award agreement, or an effective employment, consulting or other similar agreement, or as otherwise may be determined by the Compensation Committee prior to a change in control, in the event that Awards are assumed in connection with a change in control or substituted with new Awards, and a participant's employment or other service with the Company and its subsidiaries is terminated without cause or as the result of the participant's death or disability, in any case, within 24 months following a change in control, (i) the unvested portion of such participant's Awards shall vest in full (with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Awards of options and SARs shall remain exercisable by the participant or the participant's beneficiary or legal representative, as the case may be, for a period of one-year (but not beyond the stated term of the option or SAR), (iii) all RSUs and PSUs shall be settled within 30 days after such termination and (iv) all other stock-based awards shall be settled within 30 days after such termination.

        In the event of a share dividend; recapitalization; forward share split or reverse share split; reorganization; division; merger; consolidation; amalgamation; spin-off; combination; repurchase or share exchange; extraordinary or unusual cash distribution; or other similar corporate transaction or event, the Compensation Committee shall make equitable adjustments in (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares available under the New Equity Plan, and (iv) the exercise or grant price relating to any Award, or if deemed appropriate, the Compensation Committee may also make provision for a cash payment with respect to any outstanding Award. In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events affecting the Company or its subsidiaries or in response to changes in applicable laws, regulations or accounting principles.

Clawback and Recoupment

        Any Award granted under the New Equity Plan (and all Shares acquired thereunder) shall be subject to mandatory repayment and clawback pursuant to the terms of the Company's corporate governance guidelines, as in effect from time to time, and as may otherwise be required by any federal or state laws or listing requirements of any applicable securities exchange. Additional recoupment and clawback policies may be provided in an Award agreement.

Share Ownership

        All Awards granted under the New Equity Plan (and all Shares acquired thereunder) shall be subject to the holding periods set forth in the Company's stock ownership guidelines, as in effect from time to time.

Amendment and Termination

        The Board of Directors has the power to amend, alter, suspend, discontinue or terminate the New Equity Plan, provided that, except for adjustments upon certain changes to the corporate structure of the Company affecting the Shares (as described above), the Board of Directors must obtain stockholder approval for actions which would: (i) increase the number of shares subject to the New Equity Plan; (ii) decrease the price at which Awards may be granted; or (iii) require stockholder approval under any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted. No Award may be repriced, replaced or regranted through cancellation without the approval of the Company's stockholders.

        The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award and the New Equity Plan without the consent of any affected participant, provided, that no such amendment, alteration, suspension, discontinuation, or termination that adversely affects the rights of a participant shall be effective without such participant's consent. Notwithstanding the foregoing, the Compensation Committee may amend any outstanding Award without a participant's consent to the extent it determines in its sole discretion that such amendment is necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.

        Unless earlier terminated, the New Equity Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the date the New Equity Plan is approved by the Company's stockholders or the 10-year anniversary of the date the New Equity Plan is approved by the Board of Directors.

New Plan Benefits

        Because grants of Awards will be made from time to time by the Compensation Committee to those persons whom the Compensation Committee determines in its discretion should receive grants of Awards, the benefits and amounts that may be received in the future by persons eligible to participate in the New Equity Plan are not presently determinable.

Summary of U.S. Federal Income Tax Consequences

        The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the New Equity Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE NEW EQUITY PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

        Incentive Stock Options.    Upon the grant of an incentive stock option, the option holder will not recognize any income. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the New Equity Plan and the Code are satisfied, including the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder's disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder's disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled "Non-Qualified Stock Options."

        The federal income tax consequences of a subsequent disposition of the Shares acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs and the type of such disposition.

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  If the disposition of such Shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the Company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such incentive stock option.

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  If the disposition of such Shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a "disqualifying disposition"), the excess, if any, of the amount realized over the option price will be treated as taxable income to the option holder and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to the Company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the Shares on the date of exercise and the option price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the Shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the Shares have been held for more than one year).

        If a participant is subject to the Alternative Minimum Tax ("AMT"), the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer's "tentative minimum tax" (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an incentive stock option, a taxpayer is required to include in his "alternative minimum taxable income" (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an incentive stock option (i.e., the difference between the fair market value of the Shares on the date of exercise and the option price). As a result, unless the Shares acquired upon the exercise of the incentive stock option are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an incentive stock option.

        Except as provided in the paragraph immediately below, if an option holder elects to tender Shares in partial or full payment of the option price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered Shares. No income will be recognized by the option holder with respect to the Shares received by the option holder upon the exercise of the incentive stock option if the requirements of the New Equity Plan and the Code described above are met. The number of Shares received equal to the number of Shares surrendered will have a tax basis equal to the tax basis of the surrendered Shares. Shares received in excess of the number of Shares surrendered will have a tax basis of zero. The holding period of the Shares received equal to the number of Shares tendered will be the same as such tendered Shares' holding period, and the holding period for the excess Shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to such Shares received upon the exercise of the incentive stock option, all Shares are deemed to have a holding period beginning on the date of exercise.

        If an option holder tenders Shares that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for Shares to be acquired upon the exercise of another incentive stock option, and each such exercise occurs within two years after the date of grant of such incentive stock option or within one year after such Shares were transferred to the option holder, the tender of such Shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The Shares acquired upon such exercise will be treated as Shares acquired upon the exercise of an incentive stock option.

        If the holding rules described above are not satisfied, gain recognized on the disposition of the Shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. Provided the applicable conditions of Section 162(m) of the Code are met (those conditions, which apply to certain of the NEOs, are described in more detail below), the Company or a subsidiary, as applicable, will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the Shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

        Non-Qualified Stock Options.    An option holder will not recognize taxable income, and the Company or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified stock option is granted. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the Shares received over the option price of the non-qualified stock option and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. An option holder's tax basis in the Shares received upon the exercise of a non-qualified stock option will be equal to the fair market value of such Shares on the exercise date, and the option holder's holding period for such Shares will begin at that time. Upon the subsequent sale of the Shares received in exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the Shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the Shares and the option holder's tax basis in such Shares.

        If a non-qualified stock option is exercised in whole or in part with Shares held by the option holder, the option holder will not recognize any gain or loss on such tendered Shares. The number of Shares received by the option holder upon such an exchange that are equal in number to the number of tendered Shares will retain the tax basis and the holding period of the tendered Shares for capital gain purposes. The Shares received by the option holder in excess of the number of Shares used to pay the exercise price of the option will have a basis equal to the fair market value on the date of exercise and their holding period will begin on such date.

        Deferred Stock.    A participant will recognize no taxable income when deferred stock is granted, and the Company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives Shares, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the Shares at that time and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant's tax basis in Shares received at the end of a deferral period will be equal to the fair market value of such Shares when the participant receives them, and the participant's holding period will begin on such date. Upon the sale of such Shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the Shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the Shares and the tax basis of the Shares in the participant's hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, deferred stock awards may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

        Restricted Stock.    Restricted stock may be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and the Company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the Shares at that time, less any amount paid for the Shares and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant's tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant's holding period for the Shares will begin on such date. Upon a subsequent sale of the Shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the Shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the Shares and the tax basis of the Shares in the participant's hands.

        Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the Shares when such Shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the Shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the Shares. Subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the Shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the Shares when they are sold, depending upon whether the Shares have been held for more than one year at the time of sale. The participant's tax basis in the Shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant's holding period for such Shares will begin at that time. If the Shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the Shares have been held for more than one year at the time of forfeiture) with respect to the Shares to the extent of the consideration paid by the participant for such Shares.

        Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. Dividend payments received with respect to Shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.

        Restricted stock that is fully vested on grant will generally have the same tax treatment as the restricted stock award with respect to which a Section 83(b) election is made.

        SARs.    A participant will recognize no taxable income, and the Company or a subsidiary, as applicable, is not entitled to a deduction, when an SAR is granted. Upon exercise or settlement of an SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Shares received and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant's tax basis in Shares received upon the exercise of an SAR will be equal to the fair market value of such Shares on the exercise date, and the participant's holding period for such Shares will begin at that time. Upon the sale of Shares received in exercise of an SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the Shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the Shares and the participant's tax basis in such shares.

        RSUs.    A participant will recognize no taxable income when RSUs are granted, and the Company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash or Shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the Shares at that time (as applicable) and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant's tax basis in Shares received at the end of a restriction period will be equal to the fair market value of such Shares when the participant receives them, and the participant's holding period will begin on such date. Upon the sale of such Shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the Shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the Shares and the tax basis of the Shares in the participant's hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

        Performance Units.    The federal income tax consequences for Performance Units are generally the same as for RSUs.

        Withholding.    Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, vesting, exercises and transfers of Shares pursuant to the New Equity Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. In the case of the payment of awards in Shares or the exercise of options or SARs, if a participant fails to make such provision, the Company and its subsidiaries may, in their discretion, withhold from the payment that number of Shares (or that amount of cash, in the case of a cash payment) which has a fair market value equal to the participant's tax obligation.

        Million Dollar Deduction Limit.    Under Section 162(m) of the Code, the Company or a subsidiary, as applicable, generally may not deduct remuneration paid to the chief executive officer of the Company and the three next highest paid executive officers other than the chief financial officer (as disclosed in the Company's proxy statement) to the extent that such remuneration exceeds $1 million, unless such remuneration is performance-based compensation. Under the New Equity Plan, the Compensation Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation.

        Nonqualified Deferred Compensation.    Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as deferred stock and restricted stock units that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code. If the requirements of Section 409A of the Code are not met, all amounts deferred under the New Equity Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant's taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.

        Excess Parachute Payments.    If the vesting and/or payment of an award made to a "disqualified individual" (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an "excess parachute payment" (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such "excess parachute payment" received by such "disqualified individual" and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such "excess parachute payment."

        The Board of Directors recommends a vote "FOR" the approval of the Select Medical Holdings Corporation 2016 Equity Incentive Plan.

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
PROPOSAL #4

        The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2016. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company's consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.

        One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by the Company's principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2015	2014
Audit Fees	$1,718,784	$1,792,148
Audit-Related Fees	312,117	58,034
Tax Fees	30,263	25,000
All Other Fees	83,425	402,251

	$2,144,589	$2,277,433

Audit Fees

        Audit fees for fiscal years 2015 and 2014 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

        Audit-related fees for fiscal years 2015 and 2014 were for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of certain of the Company's joint ventures.

Tax Fees

        Tax fees for fiscal years 2015 and 2014 were for federal tax planning and assistance with a federal tax refund matter.

All Other Fees

        Other fees for fiscal years 2015 and 2014 were for compliance audits, including compliance audits in connection with the Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services. Additionally, the other fees for fiscal years 2015 and 2014 include consulting fees associated with assessing finance processes.

Pre-approval of Services

        All audit and permissible non-audit services provided by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in February 2016. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company's independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. All of the services provided by PricewaterhouseCoopers LLP in fiscal year 2015 were either on the list of pre-approved services or approved by the Audit and Compliance Committee in advance of the services being performed.

        The Board of Directors recommends voting "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

 AUDIT AND COMPLIANCE COMMITTEE REPORT

        The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Acts"), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.

        The Audit and Compliance Committee assists the Company's Board of Directors in its oversight of the Company's financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company's unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit and Compliance Committee will however take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company's independent registered public accounting firm, the scope of the Company's annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company's independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company's internal controls and discusses with management the Company's disclosure controls and procedures.

        The Board of Directors, in its business judgment, has determined that each of the three directors on the Audit and Compliance Committee is independent as required by the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit and Compliance Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.

        In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2015 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company's accounting principles, as well as an opinion on management's assessment of, and the effective operation of, the Company's internal control over financial reporting. The Audit and Compliance Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit and Compliance Committee received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit and Compliance Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its 2015 audit and met with them both with and without management present, to discuss the results of its examination, its evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2015 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC.

        The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company's financial statements and internal controls over financial reporting for fiscal year 2016. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP's provision of services other than audit services is compatible with maintaining independence.

                      AUDIT AND COMPLIANCE COMMITTEE
                      James E. Dalton, Jr.
                      James S. Ely III
                      Leopold Swergold

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND OFFICERS

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of February 1, 2016 by each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock (except for individuals who are also officers or directors of the Company):

Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
T. Rowe Price Associates, Inc.(1)	14,896,673	11.30%
100 E. Pratt Street
Baltimore, MD 21202
North Tide Capital, LLC(2)	13,100,000	9.97%
500 Boylston Street, Suite 310
Boston, MA 02116
BlackRock, Inc.(3)	10,181,765	7.80%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(4)	7,776,142	5.91%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
According to the Schedule 13G filed on February 9, 2016, T. Rowe Price Associates, Inc., an investment adviser, reported that it may be deemed to be the beneficial owner of 14,896,673 shares of the Company's common stock. T. Rowe Price Associates, Inc. reported that it had sole dispositive power with respect to 14,896,673 shares, including 3,407,553 shares for which it had sole voting power.

(2)
According to the Schedule 13G filed on February 16, 2016, North Tide Capital, LLC reported that it may be deemed to be the beneficial owner of 13,100,000 shares of the Company's common stock. North Tide Capital, LLC reported that it had sole dispositive power with respect to 0 shares, including 0 shares for which it had sole voting power.

(3)
According to the Schedule 13G filed on January 28, 2016, BlackRock, Inc. reported that it may be deemed to be the beneficial owner of 10,181,765 shares of the Company's common stock. BlackRock, Inc. reported that it had sole dispositive power with respect to 10,181765 shares, including 9,961,692 shares for which it had sole voting power.

(4)
According to the Schedule 13G filed on February 11, 2016, the Vanguard Group reported that it may be deemed to be the beneficial owner of 7,776,142 shares of the Company's common stock. The Vanguard Group reported that it had sole dispositive power with respect to 7,551,920 shares, including 223,822 shares for which it had sole voting power.

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of February 1, 2016 by:

  •
  each of the Company's NEOs;

  •
  each of the Company's directors; and

  •
  all of the Company's directors and executive officers as a group.

        The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 131,282,798 shares of common stock outstanding on February 1, 2016.

        In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after February 1, 2016. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

        The address of each beneficial owner listed in the table is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and the Company's telephone number is (717) 972-1100.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Rocco A. Ortenzio(1)	9,689,192	7.38%
Robert A. Ortenzio(2)	9,218,153	7.02%
Russell L. Carson	2,407,553	1.83%
Bryan C. Cressey	592,840	*
James E. Dalton, Jr.(3)	101,482	*
James S. Ely III(4)	59,410	*
William H. Frist	166,005	*
Thomas A. Scully	143,389	*
Leopold Swergold	202,843	*
Martin F. Jackson(5)	1,632,196	1.24%
David S. Chernow	866,050	*
Michael E. Tarvin	245,014	*
All directors and executive officers as a group (15 persons)	25,768,529	19.63%

*
Represents beneficial ownership of less than one percent.

(1)
Includes 3,001,928 common shares held by the Rocco A. Ortenzio April 2014 GRAT for which Mr. Rocco A. Ortenzio acts as sole trustee, 2,000,000 common shares held by the Rocco A. Ortenzio May 2015 GRAT #1 for which Mr. Rocco A. Ortenzio acts as sole trustee, 1,283,338 common shares owned by the Rocco A. Ortenzio Revocable Trust for which Mr. Rocco A. Ortenzio acts as sole trustee, 2,750,000 common shares held by the Rocco A. Ortenzio Descendants Trust for which Mr. Rocco A. Ortenzio is the investment advisor, 16,182 common shares owned by Select AP Investors, L.P. for which Mr. Rocco A. Ortenzio acts as sole general partner, 30,601 shares owned by Select Investments III, L.P. for which Mr. Rocco A. Ortenzio acts as sole general partner and 10,000 common shares held by Mr. Rocco A. Ortenzio's spouse. Mr. Rocco A. Ortenzio disclaims beneficial ownership of shares held by his spouse, shares held by the Rocco A. Ortenzio Descendants Trust, the Rocco A. Ortenzio April 2014 GRAT and the Rocco A. Ortenzio May 2015 GRAT #1 except in his capacity as a fiduciary of such trusts.

(2)
Includes 1,180,000 common shares held by the Robert A. Ortenzio April 2014 GRAT for which Mr. Robert A. Ortenzio acts as the sole trustee, 800,000 common shares held by the Robert A. Ortenzio May 2015 GRAT for which Mr. Robert A. Ortenzio acts as the sole trustee, 1,300,000 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Robert A. Ortenzio is the investment trustee and 200,000 common shares owned by the Robert and Angela Ortenzio Family Foundation for which Mr. Robert A. Ortenzio is a trustee. Mr. Robert A. Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio April 2014 GRAT, the Robert A. Ortenzio May 2015 GRAT and the Robert A. Ortenzio Descendant's Trust except in his capacity as a fiduciary of such trusts and of shares held by the Robert and Angela Ortenzio Family Foundation except in his capacity as a fiduciary of such foundation.

(3)
Includes 12,000 common shares which Mr. Dalton has the right to acquire pursuant to vested Non-Qualified Stock Options.

(4)
Includes 9,000 common shares which Mr. Ely has the right to acquire pursuant to vested Non-Qualified Stock Options.

(5)
Includes an aggregate of 10,536 common shares owned by Mr. Jackson's children.

 EQUITY COMPENSATION PLAN INFORMATION

        Set forth in the table below is a list of all of the Company's equity compensation plans and the number of securities to be issued on exercise of equity rights, average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Select Medical Holdings Corporation 2005 Equity Incentive Plan	716,360	$8.84	0	(1)
Select Medical Holdings Corporation 2011 Equity Incentive Plan	6,000	$7.14	3,406,808	(2)
Director equity incentive plan	21,000	$9.52	188,923	(2)

(1)
In connection with the approval of our 2011 Equity Plan, we no longer issued awards under the 2005 Equity Plan.

(2)
In the event that the Company's stockholders approve the Select Medical Holdings Corporation 2016 Equity Incentive Plan, we will no longer issue awards under the 2011 Equity Plan.

 CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Other Arrangements with Directors and Executive Officers

Lease of Office Space

        The Company leases its corporate office space located at 4714, 4716, 4718 and 4720 Gettysburg Road, and 960 Century Drive, in Mechanicsburg, Pennsylvania ("Corporate Office"), from, respectively, Old Gettysburg Associates IV, LP, Old Gettysburg Associates III, LP, Old Gettysburg Associates, Old Gettysburg Associates II, LP and Century Park Investments, LP. All of these partnerships are owned or controlled, directly or indirectly, by Rocco A. Ortenzio, Vice Chairman and Co-Founder of the Company, Robert A. Ortenzio, Executive Chairman and Co-Founder of the Company, and John M. Ortenzio, the son of Rocco A. Ortenzio and brother of Robert A. Ortenzio.

        The Corporate Office consists of approximately 172,129 square feet of office space under five separate leases. A lease for approximately 17,147 square feet in the 960 Century Drive building will expire on November 30, 2021. Leases for approximately 58,368 square feet, which includes approximately 4,926 additional square feet as part of the 4720 Gettysburg Road lease that was approved by the Board of Directors and will be effective April 1, 2016, in the 4718 and 4720 Gettysburg Road buildings will expire on December 31, 2022. Leases for approximately 96,614 square feet in the 4714, 4716 and 4718 Gettysburg Road buildings will expire on January 31, 2023.

        The Company currently pays to the Ortenzio Partnerships approximately $4.29 million per year in base rent. The Company obtained independent appraisals at the time it executed such leases that supported the amount of rent it pays for the Corporate Office. Base rental rates currently range from $13.83 to $28.58 per square foot under such leases. Base rent under the 4714 Gettysburg Road lease will remain fixed at $28.08 per square foot through February 28, 2018. Beginning on March 1, 2018, and on each March 1 thereafter, such base rent will increase by 2%. Base rent under the 4716 Gettysburg Road lease will remain fixed at $28.58 per square foot through December 31, 2017. Beginning on January 1, 2018, and on each January 1 thereafter, such base rent will increase by 2%. Base rent under the 4718 and 4720 Gettysburg Road leases was $22.95 per square foot on January 1, 2016, and on each January 1, such base rent will increase by 3%. Base rent under the 960 Century Drive leases was $13.83 per square foot on December 1, 2015, and on each December 1, such base rent will increase by 3%.

        The leases for 4714 and 4716 Gettysburg Road generally include an operating expense allowance with the Company responsible for its pro-rata share of operating expenses in excess of such allowance. The leases for 4718 and 4720 Gettysburg Road and 960 Century Drive are "full service" leases, except that the Company pays for electricity for 4,831 square feet of space known as the data center. In fiscal year 2015, the Company paid to the Ortenzio Partnerships an aggregate amount of $4.7 million for office rent, various improvements to the Corporate Office and miscellaneous expenses.

Consulting Agreements

        The Company was party to consulting agreements with William H. Frist and Thomas A. Scully, both of whom serve as directors of the Company. Pursuant to these consulting agreements each of Messrs. Frist and Scully provided consulting services related to government and regulatory matters and strategies from October 31, 2013 to October 30, 2015. In exchange for such services, each of Messrs. Frist and Scully received 100,000 shares of restricted stock of the Company, which vested in full on October 30, 2015.

Minority Investments

        The Company is a minority investor in Haven Behavioral Healthcare, Inc. A fund affiliated with two of our directors, Bryan C. Cressey and William H. Frist, is also an investor in Haven Behavioral Healthcare, Inc.

Concentra Group Holdings, LLC Joint Venture

        On June 1, 2015, the Company invested in a joint venture that consummated the acquisition of Concentra Inc., the indirect operating subsidiary of Concentra Group Holdings, LLC, and its subsidiaries. A fund affiliated with our directors, Bryan C. Cressey and William H. Frist, and a separate fund affiliated with directors Russell L. Carson and Thomas A. Scully were also investors in Concentra Group Holdings, LLC. In addition, Mr. Cressey currently serves on the board of directors of Concentra Group Holdings, LLC. For more information on the Concentra acquisition, please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Approval of Related Party Transactions

        The Company does not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, the Company's practice is that any such transaction must receive the prior approval of both the Audit and Compliance Committee and a majority of the non-interested members of the Board of Directors. In addition, it is the Company's practice that, prior to any related party transaction of the type described under "—Other Arrangements with Directors and Executive Officers—Lease of Office Space," an independent third-party appraisal is obtained that supports the amount of rent that the Company is obligated to pay for such leased space. All related party lease transactions have been unanimously approved by all of the non-interested members of the Board of Directors.

Director Independence

        Director independence is discussed under the heading "Corporate Governance" on page 4 of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company's common stock. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company's Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal year 2015.

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055; Telephone: 717-972-1100; E-mail: ir@selectmedical.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

        The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.

By Order of the Board of Directors

Michael E. Tarvin

Executive Vice President, General Counsel and Secretary

March 2, 2016

Appendix A

SELECT MEDICAL HOLDINGS CORPORATION

2016 EQUITY INCENTIVE PLAN

        Section 1.    Purpose of the Plan.    The purpose of the Select Medical Holdings Corporation 2016 Equity Incentive Plan (the "Plan") is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's shares by such Employees, Consultants and Non-Employee Directors.

        Section 2.    Definitions.    As used herein, the following definitions shall apply:

          2.1.  "Award" means the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units and Other Stock-Based Awards under the Plan.

          2.2.  "Award Agreement" means the written agreement, instrument or document evidencing an Award.

          2.3.  "Board" means the Board of Directors of the Company.

          2.4.  "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

          2.5.  "Cause" means,

            (a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, "Cause" shall have the meaning provided in such agreement;

            (b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of "Cause" is set forth in the applicable employment, consulting, severance or similar agreement, "Cause" shall have the meaning provided in the applicable Award Agreement;

            (c)   if neither (a) nor (b) applies, then "Cause" shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to follow the lawful directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant's employment agreement (if any) with the Company or its Subsidiaries, whether or not such breach results in the termination of the Participant's employment; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant that are consistent with his or her position(s); (vii) any illegal act detrimental to the Company or its Subsidiaries; (viii) repeated failure to devote substantially all of the Participant's business time and efforts to the Company or its Subsidiaries if required by the Participant's employment agreement; or (ix) the Participant's abuse of illegal drugs or other controlled substances or the Participant's habitual intoxication while providing services to the Company or its Subsidiaries.

          2.6.  "Change in Control" means, unless otherwise provided in an Award Agreement, after the Effective Date:

            (a)   the acquisition in one or more transactions (whether by purchase, merger, amalgamation or otherwise) by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act, but excluding, for this purpose, (i) the Company or its Subsidiaries, (ii) any employee benefit plan of the Company or its Subsidiaries, (iii) any Permitted Holder, or (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company) of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act), of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities");

            (b)   a change in the composition of the Board such that the individuals who as of any date constitute the Board (the "Incumbent Board") cease to constitute a majority of the Board at any time during the 24-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

            (c)   a complete liquidation or dissolution or winding up of the Company (other than pursuant to a transaction in which the assets of the Company are distributed to an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company); or

            (d)   the sale, directly or indirectly, of all or substantially all of the Company's assets (determined on a consolidated basis), other than to a Person described in clauses (i), (ii), (iii) or (iv) of Section 2.6(a) above.

  Notwithstanding the foregoing, a restructuring, reorganization or similar or analogous event in which the stockholders of the Company immediately before such event have "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of the Company immediately after such event in substantially the same proportions as their ownership of Shares of the Company immediately before such event shall not constitute a Change in Control.

          2.7.  "Code" means the Internal Revenue Code of 1986, as amended.

          2.8.  "Company" means Select Medical Holdings Corporation, a Delaware corporation, or any successor corporation or company.

          2.9.  "Committee" means the Compensation Committee of the Board, provided that the Committee shall at all times have at least two members, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, an "outside director" as defined in Section 162(m) of the Code and the regulations issued thereunder and an "independent director" under the rules of any applicable stock exchange.

          2.10.  "Consultant" means a natural person (within the meaning of Form S-8 of the Securities Act) who provides bona fide services to the Company or its Subsidiaries other than in connection with the offer or sale of Shares or other securities or shares in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company's Shares or other securities.

          2.11.  "Disability" means,

            (a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, "Disability" shall have the meaning provided in such agreement;

            (b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of "Disability" is set forth in the applicable employment, consulting, severance or similar agreement, "Disability" shall have the meaning provided in the applicable Award Agreement;

            (c)   if neither (a) nor (b) applies, then "Disability" shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.12.  "Effective Date" means the date that the Plan is approved by the stockholders of the Company.

          2.13.  "Employee" means an officer or other employee of the Company or a Subsidiary, including without limitation a director who is such an employee.

          2.14.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.15.  "Fair Market Value" means, on any given date (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange ("NYSE"), the closing sales price for such Shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported); (ii) if (i) does not apply, then if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, on the last trading date such bids and asks were reported); or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code and the regulations thereunder (and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code and the regulations thereunder).

          2.16.  "Incentive Stock Option" means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option, and which in fact meets such requirements of Section 422 of the Code.

          2.17.  "Incumbent Director" means a director who either (1) is a member of the Board as of the Effective Date or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

          2.18.  "Non-Employee Director" means a member of the Board who is not an Employee.

          2.19.  "Non-Qualified Option" means an Option or portion thereof that is designated as not being an Incentive Stock Option or that does not otherwise qualify as an Incentive Stock Option.

          2.20.  "Option" means a right granted under Section 6.1 of the Plan to purchase a specified number of Shares at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option; provided, however, that unless otherwise explicitly stated in an Award Agreement, each Option is hereby designated as a Non-Qualified Option.

          2.21.  "Other Stock-Based Award" means a right granted under Section 6.7 of the Plan.

          2.22.  "Participant" means any Employee, Non-Employee Director or Consultant who receives an Award.

          2.23.  "Performance Goals" means any goals established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, department or function within the Company or a Subsidiary. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured, for example, by a group of peer companies or by a financial market index. To the extent that an Award is intended to be a Qualified Performance-Based Award, the vesting, earning and/or settlement of such Award shall be based on the achievement of one or more of the following

  Performance Goals (which may be determined on a GAAP or non-GAAP basis by the Committee in accordance with Section 162(m) of the Code): specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including without limitation diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); revenue or revenue growth; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; implementation or completion of critical projects or related milestones; partnering or similar transactions; and any combination of any of the foregoing criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Subsidiary, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals and/or the related minimum, target, maximum and/or other acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable (but, with respect to any Qualified Performance-Based Award, only to the extent permitted by Code Section 162(m) and Section 8.2 hereof).

          2.24.  "Performance Period" means the period selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved, provided that the Performance Period shall not be less than one year.

          2.25.  "Performance Stock" means Shares awarded by the Committee under Section 6.6 of the Plan that are subject to Performance Goals.

          2.26.  "Performance Stock Unit" means the right granted under Section 6.5 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share, which right is subject to Performance Goals. Performance Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Performance Stock Units shall be settled in Shares.

          2.27.  "Permitted Holder" means (i) Rocco A. Ortenzio or Robert A. Ortenzio, (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons referred to in clause (i) is a member, (iii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of the siblings of the Persons referred to in clause (i), (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) or (iii), such Person's estate, executor, administrator, committee or other personal representative, in each case, who at any particular date shall be the Beneficial Owner (within the meaning of Rule 13d-3 under the Exchange Act) or have the right to acquire, directly or indirectly Capital Stock of Select or the Company (or any other direct or indirect parent company of Select); (v) any trust created for the benefit of the Persons described in any of clauses (i), (iii) or (iv) or any trust for the benefit of any such trust; and (vi) any Person controlled by any of the Persons described in any of clauses (i) through (v).

          2.28.  "Person" means an individual, corporation, partnership, association, limited liability company, estate or other entity.

          2.29.  "Prior Plans" means the Select Medical Holdings Corporation 2005 Equity Incentive Plan (as amended and/or restated from time to time), the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (as amended and/or restated from time to time), and the Select Medical Holdings Corporation 2011 Equity Incentive Plan (as amended and/or restated from time to time).

          2.30. "Qualified Performance-Based Award" means an Award, other than an Option or SAR, that is intended to constitute "qualified performance-based compensation" within the meaning of Code Section 162(m).

          2.31. "Restricted Stock" means a Share awarded by the Committee under Section 6.3 of the Plan.

          2.32. "Restricted Stock Unit" means the right granted under Section 6.4 of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one Share. An Award of Restricted Stock Units may be settled in cash, Shares or any combination of the foregoing, as determined by the Committee in its sole discretion.

          2.33. "Restriction Period" means the period during which Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units are subject to forfeiture.

          2.34. "SAR" means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.

          2.35. "Securities Act" means the Securities Act of 1933, as amended.

          2.36. "Share" means one share of the Company's common stock, par value $0.001 per share.

          2.37. "Subsidiary" means any corporation, partnership, joint venture, company or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

          2.38. "Ten Percent Stockholder" means a Person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or a Subsidiary.

        Section 3.    Eligibility.    Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, as determined in the sole discretion of the Committee; provided, however, that only persons who are Employees may be granted Incentive Stock Options.

        Section 4.    Administration and Implementation of the Plan.

          4.1.  The Plan and all Award Agreements shall be administered by the Committee. Any action of the Committee in administering the Plan and an Award Agreement shall be final, conclusive and binding on all Persons, including without limitation the Company, its Subsidiaries, Participants, Persons claiming rights from or through Participants and stockholders of the Company. No member of the Committee (or any person to whom the Committee has delegated authority to act under the Plan) shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee (or such person) with respect to the Plan or any Awards granted hereunder, and all members of the Committee (and such persons to whom the Committee has delegated authority to act under the Plan) shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation to the fullest extent permitted by law.

          4.2.  Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; provided that Awards granted to Non-Employee Directors shall be subject to ratification by the full Board; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, Performance Goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award, waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (vii) determine whether Participants will be permitted to defer the settlement of certain Awards; (viii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and Award Agreements, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan and Award Agreements as it may deem necessary or advisable; (ix) construe and interpret the Plan and Award Agreements; and (x) make all other determinations as it may deem necessary or advisable for the administration of the Plan and Award Agreements. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Award may be repriced, replaced or regranted through cancellation, nor may any underwater Option or underwater SAR be repurchased for cash, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.

          4.3.  To the extent permitted by applicable law and the Company's by-laws, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to any person to make Awards to (a) Employees who are (i) subject to the requirements of Rule 16b-3 of the Exchange Act, (ii) "covered employees" within the meaning of Section 162(m) of the Code or (iii) officers or other Employees who are delegated authority by the Committee pursuant to this Section or (b) members of the Board. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter in its sole discretion. The Committee may at any time rescind the authority delegated to any person pursuant to this Section. Any action undertaken by any such person or persons in accordance with the Committee's delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.

          4.4.  Notwithstanding any other provision to the contrary, Awards granted to Non-Employee Directors shall be administered by the full Board, and any authority reserved under the Plan for the Committee with regard to Awards granted to Non-Employee Directors shall be exercised by the full Board.

        Section 5.    Shares Subject to the Plan.

          5.1.  Subject to adjustment as provided in Section 8 hereof and this Section 5, not more than 7,100,000 Shares (the "Full Value Award Share Reserve") may be delivered, in the aggregate, pursuant to the Plan on or after the Effective Date with respect to Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units and Other Stock-Based Awards. Subject to adjustment as provided in Section 8 hereof and this Section 5, not more than 300,000 Shares (the "Option/SAR Share Reserve" and together with the Full Value Award Share Reserve, the "Share Reserve") may be delivered, in the aggregate, pursuant to the Plan on or after the Effective Date with respect to Awards of Options and SARs. The Full Value Award Share Reserve shall be (i) reduced by the number of awards (other than stock options and stock appreciation rights) granted under the Prior Plans from January 1, 2016 until the Effective Date and (ii) increased by the number of Shares underlying the portion of an award (other than stock options and stock appreciation rights) granted under the Prior Plans that is cancelled, terminated, forfeited or lapses on or after January 1, 2016 without the issuance of Shares. The Option/SAR Share Reserve shall be (i) reduced by the number of options and stock appreciation rights granted under the Prior Plans from January 1, 2016 until the Effective Date and (ii) increased by the number of Shares underlying the portion of an option or stock appreciation right granted under the Prior Plans that is cancelled, terminated, forfeited or lapses on or after January 1, 2016 without the issuance of Shares. No more than 300,000 Shares issued under the Plan may be issued pursuant to the exercise of Incentive Stock Options. The Shares issued under the Plan may, at the election of the Board, be (i) authorized but previously unissued Shares or (ii) Shares previously issued and outstanding and reacquired by the Company. No individual shall be eligible to receive, in any one calendar year, Awards with respect to more than 2,000,000 Shares (subject to adjustment as provided in Section 8 hereof). Notwithstanding the foregoing, Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or any Subsidiary ("Substitute Awards") shall not reduce the Shares available under the Plan, and to the extent permitted by the rules of the stock exchange on which the Shares are then listed or quoted, shares under a stockholder approved plan of an acquired company (adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the applicable component of the Share Reserve. No Non-Employee Director may be granted Awards covering more than 50,000 Shares in any one calendar year.

          5.2.  If any Shares subject to an Award under the Plan are forfeited or such Award otherwise terminates for any reason whatsoever without an actual distribution of Shares to the Participant, any Shares counted against the number of Shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, be added back to the Full Value Award Share Reserve or the Option/SAR Share Reserve, as applicable, and shall again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations. In addition, and notwithstanding anything contained herein to the contrary, Shares tendered in payment of the exercise price or withholding taxes with respect to an Award or any award granted under the Prior Plans shall not become, or again be, available for Awards under this Plan.

        Section 6.    Awards.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, in any case, any such action is permitted under Code Section 409A). The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

          6.1.    Options.    Options give a Participant the right to purchase a specified number of Shares from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. Options may be either Incentive Stock Options or Non-Qualified Options; provided that Incentive Stock Options may not be granted to Non-Employee Directors or Consultants. The grant of Options shall be subject to the following terms and conditions:

            (a)    Exercise Price.    The price per Share at which Shares may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of one Share on the date of grant (or 110% of the Fair Market Value of one Share on the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Stockholder).

            (b)    Term of Options.    The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years from the grant date (or five years from the grant date in the case of an Incentive Stock Option granted to a Ten Percent Stockholder).

            (c)    Exercise of Option.    Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including without limitation (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with Shares, with any combination of cash and Shares, or with other legal consideration that the Committee may deem appropriate and to the extent permitted by applicable law, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Shares will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. With respect to any Participant who is subject to Section 16 of the Exchange Act, such Participant may direct the Company to reduce the number of Shares that would otherwise be deliverable upon the exercise of his or her Option by the number of Shares having a Fair Market Value on the date of exercise equal to the exercise price of the portion of the Option then being exercised.

            (d)    Termination of Employment or Other Service.    Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant's termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant's Options shall cease to vest and shall be forfeited (with no compensation due to the Participant) and the vested portion of such Participant's Options shall remain exercisable by the Participant or the Participant's beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary without Cause, (ii) one year in the event of a termination due to death or Disability and (iii) 90 days in the event of the Participant's resignation; provided, however, that in no event shall any Option be exercisable after its stated term has expired. Upon a termination of a Participant's employment or other service by the Company or a Subsidiary for Cause, all of such Participant's Options, including those that are vested, shall be immediately forfeited (with no compensation due to the Participant).

            (e)    Incentive Stock Options.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a "disqualifying disposition" (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such Shares. The aggregate Fair Market Value, determined as of the date of grant, for Awards granted under the Plan (or any other stock or share option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence or does not otherwise qualify as an Incentive Stock Option, the portion of the Award in excess of such limit or that does not so qualify shall be a Non-Qualified Option.

            (f)    No Dividend Equivalent Rights.    No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant's Options.

          6.2.    Stock Appreciation Rights.    A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one Share on the date of grant. No payment from the Participant shall be required to exercise a SAR. The grant of SARs shall be subject to the following terms and conditions:

            (a)    General.    Each Award Agreement with respect to a SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which the SAR may be exercised in whole or in part (including without limitation vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, method of settlement (in cash, Shares or a combination thereof), method by which Shares will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of the SAR.

            (b)    Termination of Employment or Other Service.    Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant's termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant's SARs shall cease to vest and shall be forfeited (with no compensation due to the Participant) and the vested portion of such Participant's SARs shall remain exercisable by the Participant or the Participant's beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a

    Subsidiary without Cause, (ii) one year in the event of a termination due to death or Disability and (iii) 90 days in the event of the Participant's resignation; provided, however, that in no event shall any SAR be exercisable after its stated term has expired. Upon a termination of a Participant's employment or other service by the Company or a Subsidiary for Cause, all of such Participant's SARs, including those that are vested, shall be immediately forfeited (with no compensation due to the Participant).

            (c)    Term.    The term of a SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.

            (d)    No Dividend Equivalent Rights.    No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant's SARs.

          6.3.    Restricted Stock.    An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the happening of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:

            (a)    General.    Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time.

            (b)    Transferability.    During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

            (c)    Stockholder Rights.    Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares) and to vote such Shares of Restricted Stock in accordance with the Company's by-laws. Dividends may, in the discretion of the Committee, be paid currently or subject to the same restrictions as the underlying Restricted Stock (and the Committee may, in its sole discretion, withhold any cash dividends paid on Restricted Stock until the restrictions applicable to such Restricted Stock have lapsed); provided, however, that dividends paid on unvested Restricted Stock that is subject to Performance Goals shall not be paid or released unless and until the applicable Performance Goals have been achieved.

            (d)    Termination of Employment or Other Service.    Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant's termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock granted to such Participant shall be forfeited with no compensation due the Participant.

            (e)    Additional Matters.    Upon the Award of Restricted Stock, the Committee may direct the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including without limitation an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such Shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power or share transfer form (as appropriate) endorsed in blank to the Company to be held in escrow during the Restriction Period.

          6.4.    Restricted Stock Units.    Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:

            (a)    Restriction Period.    Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time.

            (b)    Termination of Employment or Other Service.    Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant's termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

            (c)    Settlement.    Unless otherwise provided in an Award Agreement (i) an Award of Restricted Stock Units shall be settled in Shares, provided that any fractional Restricted Stock Units shall be settled in cash and (ii) subject to the Participant's continued employment or other service with the Company or a Subsidiary from the date of grant through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof).

            (d)    Stockholder Rights.    Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared during the Restriction Period or deferral period on the Shares represented by an Award of Restricted Stock Units will be credited to the Participant's account and settled in Shares at the same time (and subject to the same forfeiture restrictions) as the Restricted Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).

          6.5.    Performance Stock Units.    Performance Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Performance Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Performance Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Performance Stock Units shall be subject to the following terms and conditions:

            (a)    Restriction Period.    Each Award Agreement with respect to Performance Stock Units shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock Units and the conditions under which the Performance Stock Units may be forfeited to the Company. Such restrictions shall include a vesting schedule based on the attainment of one or more Performance Goals.

            (b)    Termination of Employment or Other Service.    Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a

    Participant's termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

            (c)    Settlement.    Unless otherwise provided in an Award Agreement, subject to the Participant's continued employment or other service with the Company or a Subsidiary from the Grant Date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Performance Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof).

            (d)    Stockholder Rights.    Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Performance Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared by the Company during the Restriction Period on the Shares represented by an Award of Performance Stock Units will be credited to the Participant's account and settled in cash or Shares at the same or a different time (and subject to the same or different or no forfeiture restrictions and Performance Goals) as the Performance Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).

          6.6.    Performance Stock.    An Award of Performance Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are conditional on the achievement of Performance Goals during the Performance Period and subject to forfeiture upon the happening of specified events during the Restriction Period. An Award of Performance Stock shall be subject to the following terms and conditions.

            (a)    General.    Each Award Agreement with respect to Performance Stock shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock and the conditions under which the Performance Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Performance Stock.

            (b)    Transferability.    During the Restriction Period, if any, the transferability of Performance Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Performance Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

            (c)    Stockholder Rights.    Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Performance Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares), but only to the extent that Performance Stock vests based on the achievement of Performance Goals, and to vote such shares of Performance Stock. Dividends shall be subject to the same restrictions (and Performance Goals) as the underlying Performance Stock and the Committee shall withhold any cash dividends paid on Performance Stock until the Performance Goals are achieved and restrictions applicable to such Performance Stock have lapsed.

            (d)    Termination of Employment or Other Service.    Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant's termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Performance Stock granted to such Participant shall be forfeited with no compensation due the Participant.

          6.7.    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those Awards provided in Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 hereof) that is payable in, or valued in whole or in part by reference to, Shares, and that is deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, fully vested Shares and dividend equivalents ("Other Awards").

        Section 7.    Change in Control.

          7.1.    General.    Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, a Change in Control shall not, in and of itself, accelerate the vesting, settlement or exercisability of outstanding Awards. Notwithstanding the foregoing and unless otherwise provided in an Award Agreement or an effective employment, consulting or similar agreement with the Company or a Subsidiary, if (i) the successor corporation or company (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable Participant with respect to such Award, (ii) the securities of the Company or the successor corporation or company (or its direct or indirect parent) will not be publicly traded on a U.S. securities exchange immediately following such Change in Control or (iii) the Change in Control is not approved by a majority of the Incumbent Directors immediately prior to such Change in Control, then the Committee, in its sole discretion, may take one or more of the actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control); (b) with respect to any Awards that do not constitute "non-qualified deferred compensation" within the meaning of Code Section 409A, accelerate the settlement of such Awards upon such Change in Control; (c) with respect to Awards that constitute "non-qualified deferred compensation" within the meaning of Code Section 409A, terminate all such Awards and settle all such Awards for a cash payment equal to the Fair Market Value of the Shares underlying such Awards less the amount the Participant is required to pay for such Shares, if any, provided that (I) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Code Section 409A are terminated and liquidated within 30 days before or 12 months after such Change in Control; (d) cancel outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Shares underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with a per Share exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of one Share on the date of the Change in Control shall be cancelled with no payment due the Participant and (e) take such other actions as the Committee deems appropriate. If any action is taken with respect to any Award under items (a) through (e) of this Section 7.1 and such Award is subject to Performance Goals, such Performance Goals shall be deemed satisfied based on the actual level of achievement of the applicable Performance Goals through the date of the Change in Control or, if determined by the Committee in its sole discretion prior to such Change in Control, using the applicable target level of achievement rather than such actual level of achievement. The judgment of the Committee with respect to any matter referred to in this Section shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or any Award or Award Agreement. Notwithstanding the foregoing, no Award that constitutes "non-qualified deferred compensation" (within the meaning of Section 409A of the Code) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).

          7.2.    Termination Following a Change in Control.    Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Award Agreement or an effective employment, consulting or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee prior to a Change in Control, in the event that Awards under the Plan are assumed in connection with a Change in Control or are substituted with new awards, in either case, pursuant to Section 7.1 above, and a Participant's employment or other service with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without Cause or due to Disability or as the result of the Participant's death, in any case, within 24 months following a Change in Control, (i) the unvested portion of such Participant's Awards (including without limitation any awards received in substitution of an Award) shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Awards of Options and SARs (including without limitation options and stock or share appreciation rights received in substitution of an Award) shall remain exercisable by the Participant or the Participant's beneficiary or legal representative, as the case may be, for a period of one-year thereafter (but not beyond the stated term of such Option or SAR), (iii) all Restricted Stock Units and Performance Stock Units (including without limitation restricted stock units and performance stock units received in substitution of an Award) shall be settled within 30 days after such termination and (iv) all Other Stock-Based Awards (including without limitation any received in substitution of an Award) shall be settled within 30 days after such termination; provided, however, that with respect to clauses (iii) and (iv), if settlement of such Awards on the date described in this Section 7.2 would violate Code Section 409A, then such Award instead shall be settled in full at the time it otherwise would have been settled in connection with a termination of employment or service without Cause or due to death or Disability, as applicable. At any time prior to a Change in Control, the Committee may choose to not apply this Section 7.2 with respect to all or any Awards.

        Section 8.    Adjustments upon Changes in Capitalization.

          8.1.  In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any share dividend, recapitalization, forward share split or reverse share split, reorganization, division, merger, consolidation, amalgamation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar or analogous corporate transaction or event that affects the Shares, the Committee shall adjust (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of Shares available under the Plan (including without limitation any of the specific limitations under Section 5 hereof), and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; and it is provided, further, that no adjustment shall be made under this Section that would adversely affect the exemption of any Qualified Performance-Based Award under Section 162(m) of the Code.

          8.2.  In addition to the adjustments described in Section 8.1 above, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including without limitation any Performance Goals, in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles (including, without limitation, (a) asset write-downs; (b) significant litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (d) any reorganization and/or restructuring programs or change in the corporate structure or capital structure of the Company or a Subsidiary; (e) extraordinary nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year or period; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company's fiscal year); provided, however, that with respect to any Qualified Performance-Based Award, prior to or at the time of the establishment of the Performance Goal, the Committee specifies the impact that such event will have on such Award, including without limitation the applicable Performance Goals and/or various levels of achievement of such Award.

        Section 9.    Termination and Amendment.

          9.1.    Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company's stockholders or Participants, except that any such amendment or alteration shall be subject to the approval of the Company's stockholders if (i) such action would increase the number of Shares subject to the Plan (other than in connection with adjustments under Section 8.1), (ii) such action would decrease the price at which Awards may be granted, or (iii) such stockholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company's stockholders for approval; provided, however, that except as provided in Section 18, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such amendment, alteration, suspension, discontinuation or termination is required by law, the rules of any applicable securities exchange or is necessary to ensure a deduction under Section 162(m) of the Code.

          9.2.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that except as provided in Section 18, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award unless such amendment, alteration, suspension, discontinuation or termination is required by law, the rules of any applicable securities exchange or is necessary to ensure a deduction under Section 162(m) of the Code.

          9.3.  Notwithstanding anything in Section 8 or this Section 9 to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, provided that with respect to a Qualified Performance-Based Award, such adjustment is permitted under Section 162(m) of the Code.

          9.4.  No Repricing.    Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Award may be repriced, replaced or regranted through cancellation, nor may any underwater option or underwater SAR be repurchased for cash, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.

        Section 10.    No Right to Award, Employment or Service.    No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of this Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation. A change in status from Employee to Consultant shall be deemed to be a termination of employment, unless otherwise determined by the Committee. The Committee may adopt rules and make determinations on how a leave of absence will impact an Award, including, without limitation, tolling the vesting schedule or treating such leave of absence as a termination of employment or other service.

        Section 11.    Taxes.    Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including without limitation from a distribution of Shares, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award (including without limitation withholding from any payroll or other payment due to a Participant). This authority shall include the ability to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. With respect to any Participant who is subject to Section 16 of the Exchange Act, such Participant may direct the Company to reduce the number of Shares that would otherwise be deliverable upon the exercise, settlement or vesting of his or her Awards having a Fair Market Value on the date of exercise, settlement or vesting (as the case may be) equal to the withholding due in connection with such exercise, settlement or vesting (as the case may be). Withholding of taxes in the form of Shares with respect to an Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

        Section 12.    Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be (i) pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or (ii) assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or (with respect to Awards other than Incentive Stock Options) his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Non-Qualified Options, SARs, Performance Stock and Restricted Stock be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners (any vesting conditions shall be unaffected by such transfer). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a Person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

        Section 13.    Foreign Nationals.    Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or sub-plans, amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, sub-plans, amendments, restatements or alternative versions shall include any provisions that are prohibited by the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such prohibition without further approval by the stockholders of the Company.

        Section 14.    Securities Law Requirements.

          14.1.  No Shares may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities or stock exchange, or adversely affect the registration or qualification of the Company's Shares under any state or federal law, or (ii) require the consent or approval of any regulatory or supervising body or stockholders. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Shares shall be suspended and shall not be effective unless and until such listing, registration, qualifications, consents or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended (provided, however, that if permitted under Code Section 409A, the Committee may toll the expiration date of an Award such that it will not terminate during any such period of suspension).

          14.2.  The Committee may require, as a condition to the issuance of Shares hereunder, representations, warranties and agreements to the effect that such Shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares, and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.

        Section 15.    Termination.    Unless earlier terminated, the Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the Effective Date or the 10-year anniversary of the date the Plan was approved by the Board, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall impact Awards that were granted prior to such termination.

        Section 16.    Fractional Shares.    The Company will not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional Shares in cash, in its sole discretion.

        Section 17.    Discretion.    In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, any Consultant, any Non-Employee Director, the Company, any Subsidiary, any affiliate, any stockholder or any other Person.

        Section 18.    Code Section 409A.    The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. In the event that a Participant is a "specified employee" within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant's separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant's separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant's separation from service occurs or (ii) the tenth business day following such Participant's death (but not earlier than if such delay had not applied). A Participant's right to receive any installment payments under an Award Agreement, including without limitation as the result of any deferral of an Award in accordance with Code Section 409A, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee nor any Subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Code Section 409A). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes "non-qualified deferred compensation" under Code Section 409A shall not be paid or settled unless such termination of employment or service constitutes a "separation from service" within the meaning of Code Section 409A.

        Section 19.    Governing Law.    The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the conflict of laws principles thereof.

        Section 20.    Recoupment/Share Ownership.    Any Award granted pursuant to the Plan (and all Shares acquired thereunder) shall be subject to mandatory repayment and clawback pursuant to the terms of the Company's corporate governance guidelines, as in effect from time to time, and as may otherwise be required by law or the rules of any applicable securities exchange. Additional recoupment and clawback policies may be provided in the Participant's Award Agreement. In addition, all Awards granted under the Plan (and all Shares acquired thereunder) shall be subject to the holding periods set forth in the Company's stock ownership guidelines, as in effect from time to time.

        Section 21.    Effective Date.    The Plan shall become effective upon the Effective Date, and no Award shall become exercisable, realizable or vested prior to the Effective Date.

[End of Document]

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 Select Medical Holdings Corporation 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 24, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/SEM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR the approval of the Select Medical Holdings Corporation 2016 Equity Incentive Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Russell L. Carson 02 - James S. Ely III 03 - William H. Frist For Against Abstain ForAgainst Abstain 2. Advisory Vote on Executive Compensation 4. Vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 3. Vote to approve the Select Medical Holdings Corporation 2016 Equity Incentive Plan. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 5 4 3 7 1 0297TD MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the 2016 Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Shareholders are available at: www.envisionreports.com/SEM q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Select Medical Holdings Corporation 2016 Meeting of Stockholders — April 25, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Michael E. Tarvin and Martin F. Jackson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Select Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2016 Meeting of Stockholders of the company to be held April 25, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side)

MMMMMMMMMMMM . Select Medical Holdings Corporation Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR the approval of the Select Medical Holdings Corporation 2016 Equity Incentive Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Russell L. Carson 02 - James S. Ely III 03 - William H. Frist ForAgainst Abstain ForAgainst Abstain 2. Advisory Vote on Executive Compensation 4. Vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 3. Vote to approve the Select Medical Holdings Corporation 2016 Equity Incentive Plan. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 2 6 5 4 3 7 2 0297UD MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the 2016 Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Shareholders are available at: www.edocumentview.com/SEM q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Select Medical Holdings Corporation 2016 Meeting of Stockholders — April 25, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Michael E. Tarvin and Martin F. Jackson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Select Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2016 Meeting of Stockholders of the company to be held April 25, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side)